EXHIBIT A

                            FORM OF INTERCOMPANY NOTE


                                                           New York, New York
                                                              October 31, 1996


          FOR VALUE RECEIVED, [Name of Payor], a ____________ corporation (the "Borrower"), hereby promises to pay on demand to the order of [Name of Payee] or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Borrower.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Borrower and Payee. [, which in no event shall exceed the Prime Rate (as defined in the Credit Agreement referred to below). Notwithstanding anything to the contrary herein, no payment or prepayment of principal of or interest on this Note may be made, directly or indirectly, if a Default or Event of Default (each as defined in the Credit Agreement referred to below) shall have occurred and be continuing or would result therefrom.]*/

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Borrower, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

          This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of October 31, 1996, among BCP/Essex Holdings Inc., Essex Group, Inc., the Lenders from time to time parties thereto and The Chase Manhattan Bank, as Administrative Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the [Holdings] [Company] [Subsidiary] Pledge Agreement (as defined in the Credit Agreement). The Borrower hereby acknowledges and agrees that said Administrative Agent pursuant to and as defined in the [Holdings] [Company] [Subsidiary] Pledge Agreement may exercise all rights provided therein with respect to this Note.

          The Payee is hereby authorized to record all loans and advances made by it to the Borrower (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          All payments under this Note shall be made without offset, counterclaim or deduction of any kind.



         */     Insert in Intercompany Notes as to which Essex Group Inc. is the
          Borrower.


          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                  [NAME OF PAYOR]


                                  By_______________________________
                                    Title:



    Pay to the order of


    _______________________


    [NAME OF PAYEE]


    By______________________
      Title:


                                                                   EXHIBIT B-1

                        Form of Borrowing Base Certificate

                                                   Date:
                                                                  ---------

    (000's)

    TO:   The Chase Manhattan Bank
          Asset Based Lending Operations
          Ten South LaSalle Street
          Chicago, IL  60603-1097

          Telecopy: (312) 807-4077

    FROM:       Essex Group, Inc.

    Borrowing Base Certificate#:
                                ---------
    -----------------------------------------------------------------------

    We hereby certify the following information:

    (1)   Accounts Receivable as of the date of last
          submitted certificate:
                +     SALES
                -     COLLECTIONS
                -     CREDITS
                -     WRITEOFFS
                -     ADJUSTMENTS/OTHER
                -     Change in Reserve for Doubtful Accounts             ____

                Accounts Receivable as of   /  /  :                     $_____
                                           --------
                -     Notes Receivable
                -     Miscellaneous Accounts Receivable
                -     Unbilled
                +     Reserved for Doubtful Accounts
                +     Reserve for Sales Allowances                        ____

    (2)         Accounts Receivable Aging as of   /  /  :                 ____
                                                 --------
    Division:

    [CAPTION]

                                  1-30       31-60       61-90      91 or more
     FUTURE           CURRENT     Past Due   Past Due    Past Due   Past Due    TOTAL
     ------           -------     ----       -----       -----      ----        -----

     Magnet Wire and
     Insulation

     Automotive

     Communications
     Interstate


                                                                             2



     Industrial

     Building Wire
     Other

       Total          $           $          $           $          $           $

    (3)   Computation of the Borrowing Base:


                                                                             3



                            Borrowing Base Certificate
                                                                 Date:________
    (000's)

    ELIGIBLE RECEIVABLES:
    (+/- Adjustments)

    (A)   Total Accounts Receivable
          determined in accordance with GAAP                              $___

    Additions:
          Reserve for Doubtful Accounts                                   $___
    Deductions:
          Miscellaneous A/R for MWI, Automotive,
          Communications, Interstate, Industrial,
          Building Wire and Other                                         $___
    Competitive Price Accrual
    Revised Total Accounts Receivable                                     $___
                                                                           ---

    Less the following Deductions:
                                                                       ($____)

          Total Deductions                                                $___
    Total Eligible Receivables (before 85%)                               $___

    (B)   Eligible Receivables Borrowing Base Value
          (i.e., 85% of Eligible Receivables)                             $___
                                                                           ---

    ELIGIBLE INVENTORY:

    (C)   Total Inventory - as of   /  /   BY DIVISION
                                   --------
          (determined in accordance with GAAP; does not consider
          LIFO reserve)
                Magnet Wire and Insulation
                Automotive
                Communications
                Interstate
                Industrial
                Building Wire
                Other                                                     ____
    Total Inventory                                                      $____

    Plus or Minus Purchase Price Variances:
          - Current Month
          - Prior Month                                                   ____

    Revised Total Inventory                                               $___
          Less the following Deductions:                               ($____)
    Total Deductions                                                      $___

    Net Eligible Inventory before Eligible Consigned
    Inventory and Raw Materials                                           $___


                                                                             4



    Less:
          Eligible Consigned Inventory                                 ($____)
          Raw Materials                                                ($____)

    Net Eligible Inventory before 65%                                   $_____
                                                                         -----

    (D)   65% of Eligible Inventory                                        ---


                                                                             5



                            Borrowing Base Certificate
                                                                  Date:_______
    (000's)

    Eligible Consigned Inventory

    (E)   50% of Eligible Consigned Inventory                              ___

    Raw Material

    (F)   30% of Raw Materials                                             ___
                                                                           ---

    (G)   Total Eligible Inventory                                       $____
                                                                          ----

    Note:  Total Eligible Inventory Borrowing Base Value cannot exceed
          Eligible Receivables Borrowing Base Value

    (H)   Grand Total Borrowing Base                                     $____
          (Sum of (B) and (G) above)                                      ----


    Effective Date
                                                                      _______,
    199__

    Aggregate Outstanding Revolving Extension of Credit:
    (a)   (i)   Aggregate Principal Amount of Loans                       ____
          (ii)  Aggregate L/C                                             ____
          (iii) Aggregate Canadian Loan Facility                          ____
          (iv)  Aggregate Principal Amount of all
                Specified Basket Debt Outstanding                         ____

    (b)   Sum of (a)(i) through (a)(iv) above                            $____

    Modified Aggregate Outstanding Extensions of Credit:
    (a)   Aggregate Outstanding Extensions of Credit
    (b)   Minus the Lesser of:
          (i)   Letter of Credit Commitment and
          (ii)  Aggregate Amount of all Letter of Credit
                Obligations outstanding                                  $____
          +/-   any loans to reimburse L/C drawings                      $____

    (c)   Sum of (a) and (b)                                             $____
                                                                          ----

    Loans Available under Borrowing Base (Based on maximum
    allowable $370 million)                                              $____

    The undersigned hereby represents and warrants that this is a correct statement regarding the status of accounts receivable and inventory assigned to The Chase Manhattan Bank, as administrative agent (the "Administrative agent") for the lenders (the "Lenders") parties to the Credit Agreement dated as of October 31, 1996 (the "Credit Agreement"), among BCP/Essex Holdings Inc., the Company, the Administrative Agent and


                                                                             6



    the Lenders, that the figures set forth herein are accurage in all material respects and have been computed in accordance with the Credit Agreement and that no Tolled Inventory (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be), referred to in the Credit Agreement is included in any of the computations including inventory herein. The undersigned further warrants and represents that the Company is in complete compliance with all the terms and conditions contained in the agreements between us. The undersigned further understands that the Lenders' extensions of credit to the Company will be based upon the reliance on the information contained herein.
    Terms used herein which are defined in the Credit Agreement shall have such defined meanings when otherwise defined herein.

    ATTEST:
                                  ESSEX GROUP, INC.


                                  By:___________________
                                     Name:
                                     Title:


                                                                   EXHIBIT B-2

                          FORM OF SENIOR NOTE INDENTURE
                  REVOLVING CREDIT INCURRENCE LIMIT CERTIFICATE


    TO:   THE CHASE MANHATTAN BANK                        DATE:____________
          c/o Chase Securities Inc.
          10 South LaSalle Street
          Chicago, IL 60603

          Telecopy:  (312) 807-4077

    FROM:  Essex Group, Inc.

    Senior Note Indenture Revolving Credit Incurrence Limit Certificate #:____________________

    ______________________________________________________________

    We hereby certify the following information:

    COMPUTATION OF SENIOR NOTE INDENTURE REVOLVING CREDIT INCURRENCE LIMIT:

    (a)   Total Accounts Receivable:                $__________

    (b)   Receivables availability (80% advance):   $__________


    (c)   Total Inventory:                          $__________

    (d)   Inventory availability (50% advance):           $__________

    (e)   Total availability on A/R and Inventory
          (sum of clause (b) and (d) above):              $__________

    (f)   Indebtedness outstanding pursuant to Section 4.04(b)(i) of Senior
          Note Indenture (other than L/C Obligations and Specified Basket
          Debt):

                                                          $__________

                                                          $__________

                                                          $__________

          Total:                                                $__________

    (g)   Excess of clause (e) over clause (f):           $__________

    (h)   (i)   Indebtedness outstanding pursuant to Section 4.04(b)(x) of
                Senior Note Indenture (other than L/C Obligations and
                Specified Basket Debt):

                                                          $__________

                                                          $__________

                                                          $__________


                                                                             2



                Total:                                          $__________

          (ii)  $25,000,000 less aggregate amount described in clause
                (h)(i):                                   $__________

    (i)   Sum of clauses (g) and (h)(ii) above:           $__________
    (j)   (i)   L/C Obligations presently outstanding:    $__________

          (ii)  Specified Basket Debt presently outstanding: $______

          (iii) Sum of clauses (j)(i) and (j)(ii):        $______
    (k)   Amount of clause (j)(iii) cannot exceed amount of clause (i).

    COMMENTS OR OTHER INFORMATION:

    The undersigned hereby represents and warrants to The Chase Manhattan Bank, as administrative agent (the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of October 31, 1996 (the "Credit Agreement"), among BCP/Essex Holdings Inc., the Company, the Administrative Agent and the Lenders, that the figures set forth herein are accurate in all material respects and have been computed in accordance with the Credit Agreement and the Senior Note Indenture. The undersigned further warrants and represents that, to the best knowledge of the undersigned, the Company is in complete compliance with all the terms and conditions contained in the agreements between us. The undersigned further understands that the Lenders' extensions of credit to the Company will be based upon the reliance on the information contained herein.
    Terms used herein which are defined in the Credit Agreement shall have such defined meanings when otherwise defined herein.

                                        ESSEX GROUP, INC.



                                        By:_____________________________
                                        Name:
                                        Title:


                                                                   EXHIBIT C-1



                [FORM OF COMPETITIVE ADVANCE ACCEPT/REJECT LETTER]



                                                    __________, 199__

    The Chase Manhattan Bank,
       as Administrative Agent
    c/o Chase Agent Bank Services Group
    Grand Central Tower
    140 East 45th Street
    New York, New York  10017
    Attention:  Jesus Sang

                Reference is made to the Credit Agreement, dated as of October 31, 1996, among BCP/Essex Holdings Inc., the undersigned, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

              In accordance with Section 2.3(f) of the Credit Agreement, the undersigned [rejects] [accepts and confirms] the offers by the Lender(s) to make Competitive Loans to the undersigned on ________, 199__ under
    Section 2.3 in the (respective) amount(s) set forth on the attached list of Competitive Loans offered.


                                        Very truly yours,

                                        ESSEX GROUP, INC.


                                  By:
                                     ----------------------------
                                      Name:
                                      Title:


    [NOTE: The Company must attach the Competitive Loan offer list prepared by the Administrative Agent with the [rejected] [accepted] amount entered by the Company to the right of each Competitive Loan offer].


                                                                   EXHIBIT C-2


                     [FORM OF COMPETITIVE ADVANCE INVITATION]

                                                    --------------, 199___

    The Lenders of Essex Group, Inc.
      (the "Lenders")

                Reference is made to the Credit Agreement, dated as of October 31, 1996, among BCP/Essex Holdings Inc., the Company, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") and the Competitive Advance Request by the Company, dated as of _______________, 199__. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                This is an invitation by the Company to each of the Lenders to make a Competitive Advance Offer to the Company which pursuant to Section
    2.3 of the Credit Agreement has requested offers for the following Competitive Loans:

                                        Loan 1      Loan 2      Loan 3

    Aggregate Principal Amount          $______     $______     $______

    Date of Competitive Borrowing

    Competitive Loan Maturity Date

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK, as
                                          Administrative Agent


                                        By:
                                            --------------------------
                                            Name:
                                            Title:


                                        ESSEX GROUP, INC.


                                        By:
                                            --------------------------
                                            Name:
                                            Title:


                                                                   EXHIBIT C-3

                             COMPETITIVE ADVANCE OFFER

                                                                       , 199

    The Chase Manhattan Bank, as Administrative Agent
      c/o Chase Agent Bank Services Group
    Grand Central Tower
    140 East 45th Street
    New York, New York  10017
    Attention:  Jesus Sang

                Reference is made to the Credit Agreement, dated as of October 31, 1996, among BCP/Essex Holdings, Inc., the Company, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                In accordance with Section 2.3 of the Credit Agreement, the undersigned Lender offers**/ to make Competitive Loans thereunder in the following amounts with the following maturity dates:

    Date of Competitive Borrowing:      Aggregate Principal Amount: $_______
          _________, 199__

    Competitive Loan Maturity Date 1:   Maximum Amount: $________
          _________, 199__              $________ offered at _______*
                                        $________ offered at _______*

    Competitive Loan Maturity Date 2:   Maximum Amount: $________
          _________, 199__              $________ offered at _______*
                                        $________ offered at _______*

    Competitive Loan Maturity Date 3:   Maximum Amount: $________
          _________, 199__              $________ offered at _______*
                                        $________ offered at _______*

    [NOTE: Insert the interest rate offered for the specified Competitive Loan where indicated by an asterisk (*). In the case of Eurodollar Competitive Loans, insert a Margin bid. In the case of Fixed Rate Competitive Loans, insert a fixed rate bid.]

                                        Very truly yours,

                                        The Chase Manhattan Bank,
                                          as Administrative Agent


                                        By: ____________________________
                                            Name:
                                            Title:
                                            Telephone No.:
                                            Telecopy No.:


                                                                             6





    ---------------
    **/  Each Lender may make up to five separate offers with respect to each
    Competitive Loaan requested in the related Competitive Advance Invitation.


                                                                   EXHIBIT C-4


                            COMPETITIVE ADVANCE REQUEST

                                                    ----------, 199_

    The Chase Manhattan Bank, as Administrative Agent
    c/o Chase Agent Bank Services Group
    Grand Central Tower
    140 East 45th Street
    New York, New York  10017
    Attention:  Jesus Sang

                Reference is made to the Credit Agreement, dated as of October 31, 1996, among BCP/Essex Holdings, Inc., the Company, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                This is a [Fixed Rate] [Eurodollar] Competitive Loan Request pursuant to Section 2.3 of the Credit Agreement requesting offers for the following Competitive Loans:

                                        Loan 1      Loan 2      Loan 3

    Aggregate Principal Amount          $______     $______     $______

    Date of Competitive Borrowing

    Competitive Loan Maturity Date

          [NOTE: Pursuant to the Credit Agreement, a Competitive Advance Request may be transmitted in writing, by telecopy, or by telephone, immediately confirmed by telecopy. In any case, a Competitive Advance Request shall contain the information specified in the second paragraph of this form.]

                                        Very truly yours,

                                        [BORROWER]


                                        By:
                                           ------------------------
                                            Name:
                                            Title:


                                                                   EXHIBIT D-1



                         FORM OF COMPANY PLEDGE AGREEMENT


                COMPANY PLEDGE AGREEMENT, dated as of October 31, 1996, made by ESSEX GROUP, INC., a Michigan corporation (the "Pledgor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of October 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, BCP/Essex Holdings Inc., the Lenders and the Administrative Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Pledgor upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Pledgor upon the terms and subject to the conditions set forth therein;

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders; and

                WHEREAS, each Issuer (as defined below) is a wholly owned direct subsidiary of the Pledgor;

                NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                "Collateral" means the Pledged Securities and all Proceeds thereof.

                "Issuers" means each Subsidiary of the Pledgor listed on
          Schedule I hereto.

                "Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Pledgor to the Administrative Agent and the Lenders (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Revolving Credit Notes, any other Loan Document, the Letters of Credit or this Pledge Agreement and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, charges, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Pledgor pursuant to the terms of the Credit Agreement) or otherwise.

                "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                "Pledged Notes" means all Intercompany Notes at any time issued to the Pledgor and all other promissory notes issued to or held by the Pledgor (other than promissory notes issued in connection with extensions of trade credit by the Pledgor in the ordinary course of business).

                "Pledged Securities" means all of the Pledged Stock and Pledged Notes.

                "Pledged Stock" means the shares of capital stock listed on
          Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

                "Proceeds" means all "proceeds" as such term is defined in
          Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

                2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Securities and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                3. Stock Powers and Endorsements. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Administrative Agent so requests, signature guaranteed. All Pledged Notes, when delivered, shall be duly endorsed in blank.

                4. Representations and Warranties. The Pledgor represents and warrants that:

                (a)  the shares of Pledged Stock of each Issuer listed on
          Schedule I constitute 100% (or, in the case of any Issuer which is a Foreign Subsidiary, 65%) of the issued and outstanding shares of all classes of the Capital Stock of such Issuer;

                (b) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                (c) each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                (d) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                (e) upon delivery to the Administrative Agent of the stock certificates and instruments evidencing the Pledged Securities, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor (subject, in the case of Proceeds, to Section 9-306 of the Code).

                5. Covenants. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Revolving Credit Commitments are terminated:

                (a)  If the Pledgor shall, as a result of its ownership of the
          Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same
          in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the
          Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.  If an Event of
          Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative
          Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative
          Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Pledgor while an Event of Default shall have occurred and be continuing, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue (other than to existing stockholders on a proportionate basis) any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer,
          (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral other than pursuant to a transaction permitted by the Credit Agreement, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

                (c)  At any time and from time to time, upon the written
          request of the Administrative Agent, and at the sole expense of the
          Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such promissory note, other instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in
          a manner satisfactory to the Administrative Agent, to be held as
          Collateral pursuant to this Pledge Agreement.

                (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                6. Cash Dividends and Other Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends in respect of the Pledged Stock and all payments in respect of the Pledged Notes, in each case paid in the normal course of business of each Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and/or corporate rights with respect to the Pledged Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Pledge Agreement or the other Loan Documents. At the expense of the Pledgor, the Administrative Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting and/or corporate rights and powers which it is entitled to exercise pursuant to this paragraph 6.

                7.  Rights of the Lenders and the Administrative Agent.  (a)
    If an Event of Default shall have occurred and be continuing and the
    Administrative Agent shall have given notice of its intent to exercise such rights to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends and amounts payable in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) all shares of the Pledged Securities shall be registered in or transferred to the name of the Administrative Agent or its nominee, and the
    Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the
    Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually
    received by it, but the Administrative Agent shall have no duty to the
    Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against any Issuer or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                8.  Remedies.  If an Event of Default shall occur and be
    continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this
    Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind
    (except any notice required by law referred to below) to or upon the
    Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the
    Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the
    Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-
    the-counter market, at any exchange, broker's board or office of the
    Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released.  The
    Administrative Agent shall apply any Proceeds from time to time held by it and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the
    Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative
    Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor.

    To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause each Issuer to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause each Issuer to use its best efforts to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of
    Section 11(a) of the Securities Act.

                (b) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner (even if the Administrative Agent accepts the first offer received or offers the Collateral or any portion thereof to only one offeree). The
    Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit such Issuer to register such securities for public sale under the Securities

    Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                10. Limitation on Duties Regarding Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
    Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Except for the duty of the Administrative Agent described in this paragraph 10, and the accounting by the Administrative Agent for moneys actually received by it hereunder, neither the Administrative Agent nor any Lender shall have any duties hereunder as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14.  No Waiver; Cumulative Remedies.  Neither the
    Administrative Agent nor any Lender shall by any act (except by a written
    instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of
    Default or in any breach of any of the terms and conditions hereof.  No failure to exercise and no delay in exercising, on the part of the
    Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such
    Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except in accordance with
    Section 11.1 of the Credit Agreement. All references herein to Schedule I hereto shall be deemed to be references to Schedule I hereto as the same shall be supplemented from time to time as agreed in writing by the Pledgor and the Administrative Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16. Notices. All notices, requests and demands hereunder shall be given in accordance with Section 11.2 of the Credit Agreement.

                17.  Irrevocable Authorization and Instruction to Pledgor.
    The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that
    (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such Issuer shall be fully protected in so complying.

                18. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                19. Termination. This Agreement and the security interest created hereby shall terminate when all the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding, at which time the Administrative Agent shall, at the request and expense of the Pledgor, reassign and deliver (without recourse and without any representation or warranty) to the Pledgor, or such person or persons as the Pledgor shall designate, against receipt, such portion of the Collateral as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, that any indemnity set forth herein shall survive any such termination. Upon any sale or other disposition of the Collateral by the Pledgor expressly permitted by the Credit Agreement, the Administrative Agent, at the request and expense of the Pledgor, shall release the Collateral being sold and shall reassign and deliver such Collateral to the Pledgor (without recourse and without any representation or warranty), together with appropriate instruments of reassignment and release; provided that
    (i) at the time of such request and such release no Event of Default shall have occurred and be continuing and (ii) the Pledgor shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Pledgor stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.


          IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                ESSEX GROUP, INC.


                By:_______________________________________________
                    Title:


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                            DIAMOND WIRE & CABLE CO.


                            By:______________________________
                            Name:
                            Title:

                            ESSEX GROUP EXPORT INC.


                            By:______________________________
                            Name:
                            Title:

                            ESSEX INTERNATIONAL, INC.


                            By:_____________________________
                            Name:
                            Title:

                            ESSEX INTERNATIONAL, INC.


                            By:_____________________________
                            Name:
                            Title:

                            US SAMICA CORPORATION


                            By:____________________________
                            Name:
                            Title:

                            Address for Notices for each of
                            the above Issuers:

                            c/o Essex Group, Inc.
                            1601 Wall Street
                            Fort Wayne, Indiana 46802
                            Telecopy:  219-461-4762


                                                                    SCHEDULE 1
                                                                     To Pledge
                                                                     Agreement


                           DESCRIPTION OF PLEDGED STOCK


                                    Stock
                      Class of    Certificate No. of      State of
    Issuer            Stock           No.     Shares      Incorporation
    ------            --------    ----------- ------        ------------

    Essex             Common          1          100      Delaware
    International,
    Inc.

    US Samica         Common          3       43,200      Vermont
    Corporation

    Diamond Wire &    Common          1           25      Illinois
    Cable Co.

    Essex Export      Common          1          650      U.S. Virgin
    Company, Inc.                                          Islands
    (predecessor
    to Essex Group
    Export Inc.)

    Interstate        Common        B-2       42.656      Delaware
    Industries
    Holdings Inc.


                                                                   EXHIBIT D-2



                        FORM OF HOLDINGS PLEDGE AGREEMENT


                HOLDINGS PLEDGE AGREEMENT, dated as of October 31, 1996, made by BCP/ESSEX HOLDINGS INC., a Delaware corporation (the "Pledgor"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of October 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, Essex Group, Inc., a Michigan corporation (the "Issuer"), the Lenders and the Administrative Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Issuer upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Issuer upon the terms and subject to the conditions set forth therein;

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Issuer under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders; and

                WHEREAS, the Issuer is a wholly owned direct subsidiary of the Pledgor;

                NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                "Collateral" means the Pledged Securities and all Proceeds thereof.

                "Obligations" means obligations, liabilities and indebtedness of the Pledgor under the guarantee contained in Section 10 of the Credit Agreement.

                "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                "Pledged Notes" means all Intercompany Notes at any time issued to the Pledgor and all other promissory notes issued to or held by the Pledgor.

                "Pledged Securities" means all of the Pledged Stock and Pledged Notes.

                "Pledged Stock" means the shares of capital stock listed on
          Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

                "Proceeds" means all "proceeds" as such term is defined in
          Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

                2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Securities and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                3. Stock Powers and Endorsements. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Administrative Agent so requests, signature guaranteed. All Pledged Notes, when delivered, shall be duly endorsed in blank.

                4. Representations and Warranties. The Pledgor represents and warrants that:

                (a) the shares of Pledged Stock listed on Schedule I constitute 100% of the issued and outstanding shares of all classes of the Capital Stock of the Issuer;

                (b) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                (c) each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                (d) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                (e) upon delivery to the Administrative Agent of the stock certificates and instruments evidencing the Pledged Securities, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor (subject, in the case of Proceeds, to Section 9-306 of the Code).

                5. Covenants. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Revolving Credit Commitments are terminated:

                (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of the Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Pledgor while an Event of Default shall have occurred and be continuing, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer,
          (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

                (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such promissory note, other instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

                (d) The Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                6.  Cash Dividends and Other Distributions; Voting Rights.
    Unless an Event of Default shall have occurred and be continuing and the
    Administrative Agent shall have given notice to the Pledgor of the
    Administrative Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends in respect of the Pledged Stock and all payments in respect of the Pledged Notes, in each case paid in the normal course of business of the Issuer or obligor and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and/or corporate rights with respect to the Pledged Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Pledge
    Agreement or the other Loan Documents.  At the expense of the Pledgor, the
    Administrative Agent shall execute and deliver to the Pledgor, or cause to
    be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting and/or corporate rights and powers which it is entitled to exercise pursuant to this paragraph 6.

                7. Rights of the Lenders and the Administrative Agent. (a) If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice of its intent to exercise such rights to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends (other than dividends expressly permitted by Section 7.8(a) of the Credit Agreement and dividends to be used for the purpose referred to in the parenthetical contained in Section 7.8(b) of the Credit Agreement) and amounts payable in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and
    (ii) all shares of the Pledged Securities shall be registered in or transferred to the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of such Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against the Issuer or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                8. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Administrative Agent shall apply any Proceeds from time to time held by it and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency. The Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

                9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the Issuer to (i) execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Issuer to use its best efforts to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                (b) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner (even if the Administrative Agent accepts the first offer received or offers the Collateral or any portion thereof to only one offeree). The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

                (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                10.  Limitation on Duties Regarding Collateral.  The
    Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
    Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and
    property for its own account.  Except for the duty of the Administrative
    Agent described in this paragraph 10, and the accounting by the
    Administrative Agent for moneys actually received by it hereunder, neither the Administrative Agent nor any Lender shall have any duties hereunder as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral).  Neither the Administrative
    Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except in accordance with
    Section 11.1 of the Credit Agreement. All references herein to Schedule I hereto shall be deemed to be references to Schedule I hereto as the same shall be supplemented from time to time as agreed in writing by the Pledgor and the Administrative Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16. Notices. All notices, requests and demands given hereunder shall be given in accordance with Section 11.2 of the Credit Agreement.

                17. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Administrative Agent in writing that
    (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

                18. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                19. Termination. This Agreement and the security interest created hereby shall terminate when all the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding, at which time the Administrative Agent shall, at the request and expense of the Pledgor, reassign and deliver (without recourse and without any representation or warranty) to the Pledgor, or such person or persons as the Pledgor shall designate, against receipt, such portion of the Collateral as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, that any indemnity set forth herein shall survive any such termination.


                IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                        BCP/ESSEX HOLDINGS INC.


                                        By:__________________________
                                           Name:

                                           Title:


                           ACKNOWLEDGEMENT AND CONSENT


                The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. The Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                  ESSEX GROUP, INC.


                                  By_____________________________
                                    Name:
                                    Title:

                                  Address for Notices:

                                  _______________________________
                                  _______________________________
                                  _______________________________
                                  Telex:  _______________________
                                  Rapifax:  _____________________


                                                                    SCHEDULE 1
                                                                     To Pledge
                                                                     Agreement


                           DESCRIPTION OF PLEDGED STOCK


                               Stock
                Class of    Certificate No. of      State of
    Issuer        Stock         No.     Shares      Incorporation
    ------      --------    ----------- ------      -------------
    Essex Group,   Common        4       100        Michigan
    Inc.


                                                                   EXHIBIT D-3



                       FORM OF SUBSIDIARY PLEDGE AGREEMENT


                SUBSIDIARY PLEDGE AGREEMENT, dated as of October 31, 1996, made by the parties signatories hereto (each, a "Pledgor"; collectively, the "Pledgors"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of October 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BCP/Essex Holdings Inc., Essex Group, Inc. (the "Company"), a Michigan corporation, the Lenders and the Administrative Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, the Pledgors are parties to the Subsidiary Guarantee, dated as of April __, 1995 (as the same may be from time to time amended, supplemented or modified, the "Subsidiary Guarantee");

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Company under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders; and

                WHEREAS, each Issuer (as defined below) is a [wholly owned] direct subsidiary of the Pledgor listed immediately above such Issuer's name on Schedule I hereto;

                NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, each Pledgor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                "Collateral" means the Pledged Securities and all Proceeds thereof; with respect to the representations, warranties and covenants made by each Pledgor in Paragraphs 4 and 5 hereof, each reference to "Collateral" shall be deemed to refer to the Collateral in which such Pledgor has granted or hereby grants or purports to grant a security interest under this Pledge Agreement.

                "Issuers" means the collective reference to each issuer listed on Schedule I hereto, immediately beneath the name of the Pledgor of which it is a Subsidiary.

                "Obligations" means, with respect to any Pledgor, all obligations, liabilities and indebtedness of such Pledgor under the Subsidiary Guarantee.

                "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                "Pledged Notes" means all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to or held by any Pledgor (other than promissory notes issued in connection with extensions of trade credit by any Pledgor in the ordinary course of business).

                "Pledged Securities" means all of the Pledged Stock and Pledged Notes.

                "Pledged Stock" means the shares of capital stock of each Issuer listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to any Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

                "Proceeds" means all "proceeds" as such term is defined in
          Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

                2. Pledge; Grant of Security Interest. Each Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Securities and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral owned by such Pledgor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                3. Stock Powers and Endorsements. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the relevant Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Administrative Agent so requests, signature guaranteed. All Pledged Notes, when delivered, shall be duly endorsed in blank.

                4. Representations and Warranties. Each Pledgor represents and warrants that:

                (a) the shares of Pledged Stock pledged by such Pledgor hereunder constitute 100% (or, in the case of any Issuer which is a Foreign Subsidiary, 65%) of all the issued and outstanding shares of all classes of the Capital Stock of each of the Issuers;

                (b) all the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable;

                (c) each of the Pledged Notes pledged by such Pledgor hereunder constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                (d) such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by such Pledgor hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                (e) upon delivery to the Administrative Agent of the stock certificates and instruments evidencing the Pledged Securities pledged by such Pledgor hereunder, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on such Pledged Securities and the proceeds thereof, enforceable as such against all creditors of such Pledgor and any Persons purporting to purchase such Collateral from such Pledgor (subject, in the case of Proceeds, to Section 9-306 of the Code).

                5. Covenants. Each Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Revolving Credit Commitments are terminated:

                (a)  If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the

          Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administration Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Pledgor while an Event of Default shall have occurred and be continuing, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

                (b) Without the prior written consent of the Administrative Agent, such Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue (other than existing stockholders on a proportionate basis) any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer,
          (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral other than pursuant to a transaction permitted by the Credit Agreement, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. Such Pledgor will defend the right, title and interest of the Administrative Agent and the Lenders in and to the Collateral pledged by it hereunder against the claims and demands of all Persons whomsoever.

                (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral pledged by such Pledgor hereunder shall be or become evidenced by any promissory note, other instrument or chattel paper, such promissory note, other instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement.

                (d) Such Pledgor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral pledged by it hereunder or in connection with any of the transactions contemplated by this Pledge Agreement.

                6. Cash Dividends and Other Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to such Pledgor of the Administrative Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, each Pledgor shall be permitted to receive all cash dividends in respect of the Pledged Stock and all payments in respect of the Pledged Notes, in each case paid in the normal course of business of each Issuer or obligor and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and/or corporate rights with respect to the Pledged Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Pledge Agreement or the other Loan Documents. At the expense of the Pledgor, the Administrative Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting and/or corporate rights and powers which it is entitled to exercise pursuant to this paragraph 6.

                7.  Rights of the Lenders and the Administrative Agent.  (a)
    If an Event of Default shall have occurred and be continuing and the
    Administrative Agent shall have given notice of its intent to exercise such rights to any Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends and amounts payable in respect of the Pledged Securities pledged by such Pledgor and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) all shares of the Pledged Securities pledged by such
    Pledgor shall be registered in or transferred to the name of the
    Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by such Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of such Pledged
    Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise
    any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                (b) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against any Issuer or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                8.  Remedies.  If an Event of Default shall occur and be
    continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this
    Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind
    (except any notice required by law referred to below) to or upon any
    Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the
    Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the
    Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-
    the-counter market, at any exchange, broker's board or office of the
    Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released.  The
    Administrative Agent shall apply any Proceeds from time to time held by it and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the
    Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative
    Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Pledgor.
    To the extent permitted by applicable law, each Pledgor waives all claims,
    damages and demands it may acquire against the Administrative Agent or any
    Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  Each
    Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the
    Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.  Each
    Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

                9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), each Pledgor will cause each Issuer of the Pledged Stock owned by such Pledgor to (i) execute and deliver, and cause the directors and officers of each Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to cause each Issuer to use its best efforts to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                (b) Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner (even if the Administrative Agent accepts the first offer received or offers the Collateral or any portion thereof to only one offeree). The
    Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against such Pledgor, and, to the extent permitted by applicable law, each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                10. Limitation on Duties Regarding Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
    Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Except for the duty of the Administrative Agent described in this paragraph 10, and the accounting by the Administrative Agent for moneys actually received by it hereunder, neither the Administrative Agent nor any Lender shall have any duties hereunder as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14.  No Waiver; Cumulative Remedies.  Neither the
    Administrative Agent nor any Lender shall by any act (except by a written
    instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of
    Default or in any breach of any of the terms and conditions hereof.  No failure to exercise and no delay in exercising, on the part of the
    Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such
    Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except in accordance with
    Section 11.1 of the Credit Agreement. All references herein to Schedule I hereto shall be deemed to be references to Schedule I hereto as the same shall be supplemented from time to time as agreed in writing by the Pledgor and the Administrative Agent. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16. Notices. All notices, requests and demands given hereunder shall be given in accordance with Paragraph 16 of the Subsidiary Guarantee.

                17. Irrevocable Authorization and Instruction to Issuers. Each Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that such Issuer shall be fully protected in so complying.

                18. Authority of Administrative Agent. Each Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Pledge Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither such Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                19. Termination. This Agreement and the security interest created hereby shall terminate when all the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding, at which time the Administrative Agent shall, at the request and expense of the Company, reassign and deliver (without recourse and without any representation or warranty) to the relevant Pledgor, or such person or persons as the Company shall designate, against receipt, such portion of the Collateral as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, that any indemnity set forth herein shall survive any such termination. Upon any sale or other disposition of the Collateral by any Pledgor expressly permitted by the Credit Agreement, the Administrative Agent, at the request and expense of the Company, shall release the Collateral being sold and shall reassign and deliver such Collateral to the relevant Pledgor (without recourse and without any representation or warranty), together with appropriate instruments of reassignment and release; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. At the request and expense of the Company, a Pledgor shall be released from its obligations hereunder in the event that all the capital stock of such Pledgor shall be sold, transferred or otherwise disposed of in accordance with the terms of the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Pledgor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.


                IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                        DIAMOND WIRE & CABLE CO.


                                        By:____________________________
                                           Name:
                                           Title:

                                        ESSEX GROUP EXPORT INC.


                                        By:____________________________
                                           Name:
                                           Title:

                                        ESSEX INTERNATIONAL, INC.


                                        By:____________________________
                                           Name:
                                           Title:

                                        US SAMICA CORPORATION


                                        By:____________________________
                                           Name:
                                           Title:

                                        INTERSTATE INDUSTRIES HOLDINGS
                                         INC.


                                        By:___________________________
                                           Name:
                                           Title:

                                        INTERSTATE INDUSTRIES, INC.


                                        By:__________________________
                                           Name:
                                           Title:


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                  INTERSTATE INDUSTRIES, INC.


                                  By_____________________________
                                    Name:
                                    Title:

                                  Address for Notices:

                                  c/o Essex Group, Inc.
                                  1601 Wall Street
                                  Fort Wayne, Indiana 46802
                                  Attention: David A. Owen
                                  Facsimile: 219-461-4762


                                                                    SCHEDULE 1
                                                                     To Pledge
                                                                     Agreement


                           DESCRIPTION OF PLEDGED STOCK


                               Stock
                Class of    Certificate No. of      State of
    Issuer       Stock          No.     Shares      Incorporation
    ------      --------    ----------- ------      -------------

    Interstate   Common         37       100        Mississippi
    Industries,
    Inc.


                                                                   EXHIBIT E-1



                        FORM OF COMPANY SECURITY AGREEMENT


                COMPANY SECURITY AGREEMENT, dated as of October 31, 1996, made by ESSEX GROUP, INC., a Michigan corporation (the "Company"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of October 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, BCP/Essex Holdings Inc., the Lenders and the Administrative Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Company upon the terms and subject to the conditions set forth therein; and

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Company under the Credit Agreement that the Company shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, the Company hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                "Collateral" shall have the meaning assigned to it in
          Section 2 of this Security Agreement, provided, that Collateral shall not include any property which is subject to a Lien permitted under Section 7.3 of the Credit Agreement securing Indebtedness permitted under Section 7.2 of the Credit Agreement to the extent that the grant of a security interest hereunder would be prohibited by such Lien or by the terms of such Indebtedness (but only so long as such prohibition is in effect).

                "Contracts" means all contracts, agreements, instruments and indentures in any form, and portions thereof, to which the Company is a party or under which the Company has any right, title or interest or to which the Company or any property of the Company is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Company to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Company to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Company of a security interest pursuant to this Security Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Company to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Company of a security interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                "Intellectual Property" means (a) all intellectual and similar property of the Company of every kind and nature now owned or hereafter acquired by the Company, including, without limitation, inventions, designs, patents, copyrights, licenses and license agreements (whether the Company is the licensor or the licensee under such agreements), trademarks, trade names and other business names, logos, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations, applications and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing and including, without limitation, any thereof referred to in Schedule I hereto and (b) all renewals thereof. Notwithstanding the foregoing, licenses and license agreements as to which the Company is the licensee shall constitute "Intellectual Property" for the purposes of this Agreement only to the extent the grant by the Company of a security interest pursuant to this Security Agreement in its right, title and interest in such license or license agreement is not prohibited by such license or license agreement without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Company to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Company of a security interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such license or license agreement.

                "Obligations" means the unpaid principal amount of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Administrative Agent and the Lenders (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Revolving Credit Notes, any other Loan Document, the Letters of Credit or this Security Agreement and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Company pursuant to the terms of the Credit Agreement) or otherwise.

                "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                 (i)        all Accounts;

                (ii)        all Chattel Paper;

               (iii)        all Contracts;

                (iv)        all Documents;

                 (v)        all Equipment;

                (vi)        all General Intangibles;

               (vii)        all Instruments;

              (viii)        all Intellectual Property;

                (ix)        all Inventory; and

                 (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                3. Rights of Administrative Agent and Lenders; Limitations on Administrative Agent's and Lenders' Obligations; Limitation on Administrative Agent's and Lenders' Interest in Tolled Inventory.

                (a) Company Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

                (c) Analysis of Accounts. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable at any reasonable time and as often as may reasonably be desired, and the Company shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. If an Event of

    Default shall have occurred and be continuing, then upon the Administrative Agent's request and at the expense of the Company, the Company shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                (d) Collections on Accounts. The Administrative Agent hereby authorizes the Company to collect the Accounts, provided, that the Administrative Agent may curtail or terminate said authority at any time upon the occurrence and during the continuance of an Event of Default. If an Event of Default shall have occurred and be continuing, any payments of Accounts, when collected by the Company, shall be forthwith (and, in any event, within two Business Days) deposited by the Company in the exact form received, duly endorsed by the Company to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Administrative Agent and the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by the Company in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Company or to whomsoever may be lawfully entitled to receive the same. At the Administrative Agent's reasonable request, the Company shall deliver to, or make available for review by, the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                (e) Tolled Inventory. If any third Person (a "Tolling Party") delivers possession of, but not title to, any raw materials, work-in-process or other goods ("Tolled Inventory") pursuant to a bailment arrangement with the Company under which such Tolled Inventory is to be processed, improved or otherwise altered by the Company, the Administrative Agent agrees and acknowledges that any security interest in or lien upon Inventory created hereby does not apply to any Tolled Inventory which is owned by the Tolling Party (rather than owned by the Company subject to a retention of title by the Tolling Party which has the effect of creating a security interest in favor of the Tolling Party which remains unperfected). Notwithstanding anything in this Security Agreement to the contrary, the Company shall be entitled to follow its normal tolling practices and may deliver Tolled Inventory to or for the account of any Tolling Party free of the lien of this Security Agreement.

                4. Representations and Warranties . The Company hereby represents and warrants that:

                (a) Title; No Other Liens. Except for the Lien granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office that would serve to grant the Person who filed such security agreement, financing statement or other public notice a perfected security interest in or lien on such Collateral, except such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

                (b) Perfected First Priority Liens. Upon filing of financing statements in the relevant offices identified in
          Schedule 4.20(b) to the Credit Agreement, the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by the Company and in existence on the date hereof (except other Liens expressly permitted by the Credit Agreement) and which are enforceable as such against all creditors of and purchasers from the Company and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                (c) Accounts. The amount represented by the Company to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. Except as otherwise provided in
          Section 5(a) hereof, no amount payable to the Company under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where the Company keeps its records concerning the Accounts is 1510 Wall Street and 1710 Wall Street, Fort Wayne, Indiana 46802.

                (d) Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule II hereto or such other location specified pursuant to Section 5(n).

                (e) Chief Executive Office. The Company's chief executive office and chief place of business is located at 1601 Wall Street, Fort Wayne, Indiana 46802, or such other location specified pursuant to Section 5(n).

                (f) Farm Products; Vehicles. None of the Collateral constitutes, or is the Proceeds of, Farm Products. No Vehicle owned by the Company has a book value in excess of $50,000, other than Vehicles as to which the Company has taken steps of the type described in clauses (i) and (ii) of Section 6.10(a) of the Credit Agreement (to the extent, and only to the extent, reasonably requested by the Administrative Agent).

                (g) Intellectual Property. Set forth on Schedule I is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Company on the Effective Date, showing as of the Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date. The Company owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to materially impair the value of the Collateral. No claim has been asserted and is pending by any Person challenging or questioning the use of any trademark, trade name, copyright, technology, know-how or process necessary for the conduct of its business as currently conducted, nor does Company know of any valid basis for any such claim, the use of the same by the Company does not infringe on the rights of any Person and, to the knowledge of the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to materially impair the value of the Collateral.

                5. Covenants. The Company covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit shall be outstanding:

                (a)  Further Documentation; Pledge of Instruments and
          Chattel Paper. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Company also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper having a principal amount in excess of $25,000, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement; provided that in no event shall the aggregate principal amount of Instruments and Chattel Paper evidencing amounts payable under or in connection with any Collateral (as such terms are defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) which have not been delivered to the Administrative Agent pursuant to such Security Agreements exceed $100,000 at any one time outstanding.

                (b) Indemnification. The Company agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral. In any suit, proceeding or action brought by the Administrative Agent in accordance with the terms hereof under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Company will save, indemnify and keep harmless the Administrative Agent and each Lender from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company.

                (c) Maintenance of Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all of the Company's books and records pertaining to the Collateral.

                (d) Right of Inspection. The Administrative Agent shall at any reasonable time or times during normal business hours have access to all the books, correspondence and records of the Company, and the Administrative Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Administrative Agent, at the Company's cost and expense to the extent expressly provided in Section 11.5 of the Credit Agreement, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and its representatives shall at any reasonable time or times during normal business hours also have the right to enter into and upon any premises where any of the Inventory or Equipment is located (or, in the case of any such premises not owned or leased by the Company or any of its Subsidiaries, the Company shall use its best efforts to grant to the Administrative Agent such right) for the purpose of inspecting the same, observing its use or otherwise protecting the Administrative Agent's and the Lenders' interests therein.

                (e) Compliance with Laws, etc. The Company will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Company's business, except where failure to satisfy the foregoing requirement could not reasonably be expected to have a material adverse effect on the value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral; provided, however, that the Company may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                (f) Limitation on Liens on Collateral. The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                (g) Limitations on Dispositions of Collateral. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as expressly permitted by the Credit Agreement.

                (h)  Limitations on Modifications, Waivers, Extensions
          of Agreements Giving Rise to Accounts.  The Company will not
          (i) except in the ordinary course of business consistent with historical practices as of the date hereof, amend, modify, terminate or waive any provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of Collateral taken as a whole, (ii) fail to exercise promptly and diligently each and every material right which it may have under each
          agreement giving rise to an Account (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of business as generally conducted by the Company over a period of time or (iii) fail to deliver to the Administrative Agent a copy of each material demand,
          notice or document received by it relating in any way to any
          material agreement giving rise to an Account which   affects
          the interests of the Administrative Agent and the Lenders hereunder.

                (i) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Company over a period of time, the Company will not, without the prior written consent of the Administrative Agent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                (j) Maintenance of Equipment. The Company will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                (k) Maintenance of Insurance. The Company will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business and (ii) insuring the Company and the Administrative Agent, for the benefit of the Lenders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent, such losses of $1 million or more shall be payable to the Company and the Administrative Agent, for the benefit of the Lenders, as their respective interests may appear. All such insurance shall (i) to the extent requested by the Administrative Agent, provide for a 30-day standard cancellation notice, (ii) name the Administrative Agent, for the benefit of the Lenders, as an insured party and as loss payee and (iii) be reasonably satisfactory in all other respects to the Administrative Agent. If reasonably requested by the Administrative Agent, the Company shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance, and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                (l) Further Identification of Collateral. The Company will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                (m)  Notices.  The Company will advise the
          Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral.

                (n) Changes in Locations, Name, etc. The Company will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(e) hereof or remove its books and records from the location specified in Section 4(c) hereof, (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule II hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading, unless (x) the Company shall have given the Administrative Agent at least 30 days' prior written notice thereof (in the case of clauses (i) and (iii) above) or at least one Business Day's prior written notice thereof (in the case of clause (ii) above) and (y) the Company shall have taken, and shall continue to take, all steps necessary to ensure that the Administrative Agent, for the benefit of the Lenders, shall have, and shall continue to have, a fully perfected first priority security interest in the Collateral (subject to Liens permitted by the Credit Agreement) notwithstanding such actions.

                (o) Intellectual Property. The Company will preserve all of its registered trademarks, trade names, service marks and other Intellectual Property, the non-preservation of which would have a reasonable likelihood of materially impairing the value of the Collateral taken as a whole. Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any patent or trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, the Company shall execute and deliver any and all agreements, instruments, documents, and papers as the

          Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any patent or trademark and the goodwill and General Intangibles of the Company relating thereto or represented thereby, and the Company hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the Revolving Credit Commitments are terminated. In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, the Company shall promptly notify the Administrative Agent after it learns thereof.

                (p) Government Obligors. If at any time the aggregate amount owing on (i) all Accounts and Contracts as to which a Governmental Authority is an obligor and (ii) all "Accounts" and "Contracts" under and as defined in the Subsidiary Security Agreement as to which a Governmental Authority is an obligor (collectively, "Total Government Accounts and Contracts"), exceeds 5% of the aggregate amount owing on (i) all Accounts and Contracts and (ii) all "Accounts" and "Contracts" under and as defined in the Subsidiary Security Agreement ( collectively, "Total Accounts and Contracts"), the Company shall, if requested by the Administrative Agent, at the Company's sole cost and expense, from and after the date on which such aggregate amount first exceeds such percentage (regardless of whether the aggregate amount owing on the Total Government Accounts and Contracts shall equal less than 5% of the aggregate amount owing on the Total Accounts and Contracts at any subsequent time), deliver to the Administrative Agent such assignments, notices of assignment and other documents or information as shall be necessary or otherwise requested by the Administrative Agent to permit the assignment hereunder of all Accounts and Contracts as to which a Governmental Authority is an obligor pursuant to all applicable Requirements of Law (including, without limitation, the Assignment of Claims Act of 1940, as amended).

                6.  Administrative Agent's Appointment as Attorney-in-Fact.

                (a) Powers. The Company hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Administrative Agent the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                  (i) at any time when any Event of Default shall have occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                 (ii) in each case to the extent not paid, discharged or effected by the Company as required by this Security Agreement or the Credit Agreement, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any Collateral;
          (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

    The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                (b) Other Powers. The Company also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                (c) No Duty on Administrative Agent or Lenders' Part. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. Except for the duty of the Administrative Agent described in Section 10 hereof, and the accounting by the Administrative Agent for moneys actually received by it hereunder, neither the Administrative Agent nor any Lender shall have any duties hereunder as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to Collateral). The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of the powers conferred on the Administrative Agent and the Lenders hereunder, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                7. Performance by Administrative Agent of Company's Obligations. If the Company fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%, shall be payable by the Company to the Administrative Agent on demand and shall constitute Obligations secured hereby. The Administrative Agent agrees to notify the Company promptly after incurring any expenses pursuant to this Section 7, provided that the failure of the Administrative Agent to so notify the Company shall in no way impair the rights of the Administrative Agent under this Section 7.

                8.  Proceeds.  In addition to the rights of the Administrative
    Agent and the Lenders specified in Section 3(d) hereof with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) the Administrative Agent may require, by notice to the Company, all Proceeds received by the Company consisting of cash, checks and other near-cash items to be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company
    (duly endorsed by the Company to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent
    (whether from the Company or otherwise) may, in the sole discretion of the

    Administrative Agent, be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for, and/or then or at any time thereafter may be applied by the Administrative Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

                9. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Company further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Company's premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                10. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14.  No Waiver; Cumulative Remedies.   Neither the
    Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                15.  Waivers and Amendments; Successors and Assigns; Governing
    Law.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.  This Security Agreement shall
    be binding upon the successors and assigns of the Company and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns.  This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16. Notices. All notices, requests and demands hereunder shall be given in accordance with Section 11.2 of the Credit Agreement.

                17. Authority of Administrative Agent. The Company acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Company, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                18. Termination. This Agreement and the security interest created hereby shall terminate when all the Obligations have been paid in full and the Revolving Credit Commitments shall have been terminated, at which time the Administrative Agent shall execute and deliver to the Company, or such person or persons as the Company shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by the Company at its expense which the Company shall reasonably request to evidence such termination; provided, that any indemnity set forth herein shall survive any such termination. Upon any sale or other disposition of any item of Collateral by the Company expressly permitted by the Credit Agreement (other than the sales of Inventory in the ordinary course of business), the Administrative Agent, at the request and expense of the Company, shall release the Collateral being sold and shall reassign and deliver such Collateral to the Company (without recourse and without any representation or warranty), together with appropriate instruments of reassignment and release; provided that
    (i) at the time of such request and such release no Event of Default shall have occurred and be continuing and (ii) the Company shall have delivered to the Administrative Agent at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. Any execution and delivery of termination statements or documents pursuant to this Section 18 shall be without recourse to or representation or warranty by the Administrative Agent or any Lender.


                IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        ESSEX GROUP, INC.


                                        By:____________________________
                                           Name:
                                           Title:


                                                                    SCHEDULE I
                                                                    to Company
                                                            Security Agreement
                              PATENTS AND TRADEMARKS


                                  Patent Docket

    [CAPTION]

                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------


       US       4290929    Aqueous Solutions of                        9/22/81
                           Polyesterimides and Methods of
                           Making the Same

       US       4253570    Reinforced Spool for Storing and             3/3/81
                           Transporting Strand Material and a
                           Package Assembly Utilizing the Same

       US       4190319    Fiber Option Ribbon and Cable Made          2/26/80
                           Tehrefrom

       CAN      1116903    Fiber Option Ribbon and Cable Made          1/26/82
                           Therefrom

       US       4196032    Splice for Optical Ribbon Having             4/1/80
                           Elongated Strain Relief Elements in
                           the Ribbon and Method of Splicing
                           the Same

       CAN      1104395    Splice for Optical Ribbon Having             7/7/81
                           Elongated Strain Relief Elements in
                           the Ribbon and Method of Splicing
                           the Same

       US       4253569    Reinforced Spol for Storing and              3/3/81
                           Transporting Strand Material and a
                           Package Assembly Utilizing the Same

       US       4286010    Insulated Mica Paper and Tapes              8/25/81
                           Thereof

       CAN      1157323    Insulated Mica Paper and Tapes             11/22/83
                           Thereof

       US       4358202    Apparatus and Method for Monitoring         11/9/82
                           and Surface Character

       US       4389510    Water Soluble Polymide Prepared             6/21/83
                           from 1,2,3,4 Butane Tetracarboxylic
                           Acid and Method of Preparation


                                                                             2




                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       CAN      1175598    Water Soluble Polymide Prepared             10/2/84
                           from 1,2,3,4 Butane Tetracarboxylic
                           Acid and Method of Preparation

       US       4606870    Preparing Magnet Wire Having                8/19/86
                           Electron Beam Curable Wire Enamels

       US       4447472    Magnet Wire Coating Method and               5/8/84
                           Article

       US       4374221    High Solids Polyamide-Imide Magnet          2/15/83
                           Wire Enamel

       CAN      1193044    High Solids Polyamide-Imide Magnet           9/3/85
                           Wire Enamel

       US       4396145    Self-Locking Carton                          8/2/83

       US       4374892    Moisture Resistant Insulating Mica          2/22/83
                           Tape Comprising a Monoalkoxy
                           Titanate

       CAN      1171349    Moisture Resistant Insulating Mica          7/24/84
                           Tape Comprising a Monoalkoxy
                           Titanate

       US       4350738    Power Insertable Polyamide-Imide            9/21/82
                           Coated Magnet Wire

       CAN      1192797    Power Insertable Polyamide-Imide             9/3/85
                           Coated Magnet Wire

       US       4348460    Power Insertable Polyamide-Imide             9/7/82
                           Coated Magnet Wire

       CAN      1179216    Power Insertable Polyamide-Imide           12/11/84
                           Coated Magnet Wire

       US       4385437    Method of Power Inserting                   5/31/83
                           Polyamide-Imide Coated Magnet Wire

       US       4389587    Unitary Sleeving Insulation                 6/21/83

       US       4385436    Method of Power Inserting Nylon             5/31/83
                           Coated Magnet Wire

       CAN      1209765    Dielectric Films from Water Soluble         8/19/86
                           Polyimides


                                                                             3




                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4471161    Conductor Strand Formed of Solid            9/11/84
                           Wires and Method for Making the
                           Conductor Strand

       US       4471920    Tapered Flange Wire Spool                   9/18/84

       US       4493462    Spool with Lifting Handles                  1/15/85

       US       4563095    Method and Apparatus for Monitoring          1/7/86
                           the Surface of Elongated Objects

       US       4576207    Texturized Heat Shrinkable Tubing           3/18/86
                           Having Radial and Longitudinal
                           Shrinkage Memory

       US       4661314    Method of Making Texturized Heat            4/28/87
                           Shrinkable Tubing

       US       4485978    Method and Apparatus for Winding            12/4/84
                           Strand upon Spools Having Tapered
                           End Flanges

       US       4521363    Extrusion of a Plastic Coating               6/4/85
                           about a Strand

       US       4476279    High Solids Theic Polyester Enamels         10/9/84

       US       4571450    Moisture Impervious Power Cable and         2/18/86
                           Condui-System

       US       4704335    Highly Flexible Silicone Rubber             11/3/87
                           Coated Inorganic Yarn

       US       4693936    Low Coefficient of Friction Magnet          9/15/87
                           Wire Enamels

       US       4705657    Ethylene-Propylene Diene Terpolymer        11/10/87
                           Texturized Heat Shrinkable Tubing

       US       4551398    Tetraalkyl Titanate Modified Nylon          11/5/85
                           Magnet Wire Insulation Coating

       US       4599387    Tetraalkyl Titanate Modified Nylon           7/8/86
                           Magnet Wire Insulation Coating

       US       4707209    Method of Making High Density              11/17/87
                           Moisture Resistant Mica Sheet

       US       4601952    Method of Making High Density               7/22/86
                           Moisture Resistant Mica Sheet


                                                                             4




                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4601931    High Density, Moisture Resistant            7/22/86
                           Mica Cylinders

       US       4575016    Continuous Ribbon Feed Method and           3/11/86
                           System

       US       4588344    Roll Transfer Robot                         5/13/86

       US       4555070    Method and Apparatus for Unwinding         11/26/85
                           and Splicing Successive Rolls

       US       4586415    Assembly for Effecting Vertical and          5/6/86
                           Rotational Motion

       US       4575017    Paster Rab and Method of Use                3/11/86

       US       4591084    Method and Apparatus for Feeding            5/27/86
                           and Accumulating Ribbon Material

       US       4545323    Felt Applicator                             10/8/85

       US       4622241    Method and Apparatus for Accurately        11/11/86
                           Dispensing a Solution

       US       4604300    Method for Applying High Solids              8/5/86
                           Enamels to Magnet Wire

       US       4574604    Process and Apparatus for High              3/11/86
                           Speed Fabrication of Copper

       US       4615195    Process and Apparatus for High              10/7/86
                           Speed Fabrication of Copper

       US       4568607    Aromatic Titanate Modified Nylon             2/4/86
                           Magnet Wire Insulation

       US       4588784    Aromatic Titanate Modified Nylon            5/13/86
                           Magnet Wire Insulation

       US       4614670    Method for Insulating a Magnet Wire         9/30/86
                           with an Aromatic Titanate Modified
                           Nylon

       US       4550055    Titanium Chelate Modified Nylon            10/29/85
                           Magnet Wire Insulation Coating

       US       4563369    Titanium Chelate Modified Nylon              1/7/86
                           Magnet Wire Insulation Coating

       US       4637852    Neoalkoxy Titanate in High Density          1/20/87
                           Mica Laminates


                                                                             5




                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4603088    Neoalkoxy Titanate in High Density          7/29/86
                           Mica Laminates

       US       4582198    Wire Shipping and Dispensing                4/15/86
                           Package

       US       4704322    Resin Rich Mica Tape                        11/3/87

       US       4839444    High Solids Enamel                          6/13/89

       US       D291172    Container Insert                             8/4/87

       US       4988980    Low Cost Verbal Annunciator                 1/29/91

       US       4599905    Method and Apparatus for                    7/15/86
                           Determining the Elongation Property
                           of Copper Wire

       US       4602751    Wire Spool with End Flange Having a         7/29/86
                           Wire Protection Groove

       US       4624718    Polyester-Polyamide Tape Insulated         11/25/86
                           Magnet Wire and Method of Making
                           the Same

       US       4601918    Apparatus and Method for Applying           7/22/86
                           High Solids Enamels to Wire

       US       4629145    Control of Traversing Guide in             12/16/86
                           Strand Winding Apparatus

       US       4926928    Protective Device for Restraining           5/22/90
                           Rod Produced in a Continuous
                           Casting and Rolling Process

       US       4775726    Method for Equilibrating Polyamide          10/4/88
                           Magnet Wire Coatings and Enamel
                           Compositions

       US       4808436    A Method for Equilibrating                  2/28/89
                           Polyamide Magnet Wire Coatings and
                           Enamel Compositions

       US       4913963    Magnet Wire with Equilibrating               4/3/90
                           Polyamide Insulation Coatings and
                           Enamel Compositions

       US       4635046    Wire Tangle Sensor                           1/6/87

       US       4695830    Wire Runtogether Sensor                     9/22/87


                                                                             6




                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4740756    Continuity Test Method and                  4/26/88
                           Apparatus

       US       4700171    Ignition Wire                              10/13/87

       US       4775566    High Temperature Flexible Unitary           10/4/88
                           Sleeving Insulation

       US       5032199    Method of Making a High Temperature         7/16/91
                           Flexible Unitary Sleeving
                           Insulation

       US       4683162    Mica Product                                7/28/87

       US        783365    Mica Product                                11/8/88

       US       4752217    Wire Coating Oven Including Wire            6/21/88
                           Cooling Apparatus

       US       4725010    Control Apparatus and Method                2/16/88

       US       RE33240    Control Apparatus and Method                4/19/88

       US       4725458    Urethane Modified Nylon Magnet Wire         2/16/88
                           Enamel

       US       4808477    Urethane Modified Nylon Magnet Wire         2/28/89
                           Enamel

       US       4689601    Multi-Layer Ignition Wire                   8/25/87

       US       4704596    Extrusion Coated Ignition Wire             11/03/87

       US       4876316    High Temparature Magnet Wire Bond          10/24/89
                           Coat Polyamide/Aldehyde/ Aromatic
                           Alocohol Reaction Product

       US       4891243    Die Bar Carrier                              1/2/90

       US       4826544    Hydrogen Cleaning of Hot Copper Rod          5/2/89

       US       4836872    Method of Manufacturing a Fiber              6/6/89
                           Reinforced Heat Shrinkable Tubing
                           Article

       US       4915139    Heat Shrinkable Tubing Article              4/10/90

       US       4869199    Manifold for Distributing Wire              9/26/89
                           Coating Enamel


                                                                             7




                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4839205    Heated Supply Sheaves for Wire              6/13/89
                           Coating Apparatus

       US       4844283    Closure Mechanism for Wire Coating           7/4/89
                           Oven

       US       4839818    Magnet Wire Over Control Apparatus          6/13/89

       US       4821880    Palletized Structure Containing             4/18/89
                           Spools

       US       5045136    Heat Shrinkable Article                      9/3/91

       US       4851060    Multilayer Wrapped Insulated Magnet         7/25/89
                           Wire

       US       5106686    Multilayer Wrapped Insulated Magnet         4/21/92
                           Wire

       US       4966932    Ultra-High Solids Theic Polyester          10/30/90
                           Enamels

       US       4830689    Bonded Metallic Cable Sheathing             5/16/89
                           with Edge Forming

       US       5048572    Vibration Damping Heat Shrinkable           9/17/92
                           Tubing

       US       4705957    Wire Surface Monitor                       11/10/87

       US       4611747    Method for Producing Continuous             9/16/86
                           Length High Solids Enamel Coated
                           Magnet Wire

       US       5023558    Ignition Wire Core Conductive               6/11/91
                           Irregularity Detector

       US       4938428    Wire Winding System with Mobile              7/3/90
                           Transfer Cart

       US       4964363    System of Assembly and Filling             10/23/90
                           Large Cables in a Single Pass at a
                           Single Station

       US       4923133    Dancer Assembly                              5/8/90

       US       5304740    Fusible Link Wire                           4/19/94

    /TABLE

    Duration

    US--17 Years (Subject to Maintenance Fees)
    CAN--17 Years


                                                                             9



                            TRADEMARKS AND TRADE NAMES

    [CAPTION]

                        Trademark and/or
    Country                Trade Name              Registration   Expiration
    -------             ----------------           ------------   ----------
    US             ACRYFLEX                           1,092,803   06/06/98
    US             ACRYLEX                              656,059   12/24/97
    US             ALLEX                                717,483   06/27/01
    US             ALPIC                                861,614   12/10/08
    US             ASTRA                              1,083,505   01/24/98
    US             ASTRAMELT                          1,266,308   02/07/04
    US             ASTRATITE                          1,057,610   02/01/97
    US             BIPIC                              1,218,947   12/07/02
    US             BONDEX                               687,491   11/03/99
    US             BROWNELL ELECTRO                   1,781,418   07/13/03
                   INC. & Design
    US             CASPIC                             1,189,207   02/09/02
    US             CL & Design                        1,197,158   06/08/02
    US             CUPIC                                861,615   12/10/08
    Canada         DIAMOND                              192,723   07/13/03
    US             DIAMOND                              676,255   03/31/99
    US             DIAMOND FIGURE Des                   613,831   10/11/95
    Argentina      ESSEX                              1,176,315   10/07/05
    Brazil         ESSEX                                692,303   04/25/99
    Canada         ESSEX                                193,620   08/31/03
    China          ESSEX                                504,592   11/20/99
    France         ESSEX                              1,331,108   11/15/95
    Italy          ESSEX                                448,366   10/24/05
    Italy          ESSEX                                356,324   03/23/98
    Spain          ESSEX                              1,127,541   04/03/09
    US             ESSEX                                961,503   06/19/03
    US             ESSEX                                959,657   05/29/03
    US             ESSEX                                954,253   03/06/03
    US             ESSEX                                954,283   03/06/03
    US             ESSEX                              1,411,176   09/30/06
    US             ESSEX                              1,644,159   05/14/01
    Mexico         ESSEX                                496,193   03/22/05
    US             ESSEX                                618,128   12/27/95
    US             ESSEX                                965,834   08/14/03
    US             ESSEX                                536,430   01/16/01
    US             ESSEX                                966,421   08/21/03
    US             ESSEX GROUP                        1,313,285   01/08/05
    US             ESSEX GROUP                        1,178,844   11/24/01
    India          ESSEX                            Application
    Mexico         ESSEX                                496,194   03/22/05
    US             ESSEX QTY MASTERS                  1,205,233   08/17/02
    China          ESSEX (Chinese)                      504,591   11/20/99
    US             ExCel & xl Des                       780,919   12/01/04
    US             ExCelene                           1,032,113   02/03/96
                                                                  Renewal filed
    US             FEMCO                              1,584,450   02/27/00
    US             FLEXICONE                          1,330,873   04/16/05


                                                                            10



                        Trademark and/or
    Country                Trade Name              Registration   Expiration
    -------             ----------------           ------------   ----------
    US             GOPIC                                969,536   10/02/03
    US             HANDIWIRE                          1,342,096   06/18/05
    US             IF IT'S P IT'S RIGHT              71,533,826   11/21/00
    US             IF IT'S P IT'S RIGHT               1,652,273   07/30/01
    US             ISOMICA                              575,202   06/02/03
    US             IWI                                  635,106   10/02/96
                                                                  Renewal filed
    US             IWI Inv W/O Invest                   658,007   02/04/98
    US             LELAND FARADAY                     1,827,220   03/22/04
    US             LF Logo                            1,830,155   04/12/04
    US             MACALLEN & Design                    833,230   08/08/07
    US             MAGNAPAK                             628,592   06/12/06
    US             MAGWIRE                              861,613   12/10/08
    US             MICANITE and Drawing                  22,623   03/07/03
    US             MR-200                             1,234,416   04/12/03
    US             NYTHERM                              702,858   08/16/00
    US             N-900                                683,175   08/11/99
    US             PARAFLEX                             586,117   02/23/04
    US             PARANITE                           1,548,127   07/18/09
    US             PARANITE & Design                    537,580   12/13/01
    US             PARANITE & Design                    535,200   12/26/00
    US             PARASYN                              529,926   08/29/00
    US             PAR-U-FLEX                           674,901   03/03/99
    US             POLYBONDEX                         1,172,079   10/06/01
    US             POLYFOAM                             650,440   08/20/97
    US             REEL PAK                           1,144,845   12/30/00
    US             RELI-A-BAND                        1,286,015   07/17/04
    US             SAMICA                               558,013   04/22/02
    US             SAMICAPOR                          1,095,179   07/04/98
    US             SAMICATHERM                          995,614   03/20/03
    US             SEALPIC                              993,738   09/24/04
    US             SILVERFLEX                         1,111,787   01/23/99
    US             SODERBOND                            672,165   01/06/99
    US             SODEREX                              672,138   01/06/99
    US             SODERON                              672,164   01/06/99
    US             SOLIDEX                            1,036,145   03/23/96
    US             SOLIDON                            1,038,144   04/20/96
    US             SUFLEX                               960,771   06/12/03
    US             SUFLEX Logo                        1,308,019   12/04/04
    Canada         SX                                 N.S. 2026   08/30/08
    US             SX                                   612,102   09/13/95
    US             SX                                 1,523,072   02/07/09
    US             SX & Design                        1,525,063   02/21/09
    US             SX (Molder's Mark)                 1,065,662   05/17/97
    US             TF                                 1,286,937   07/24/04
    US             THERMALEX                            672,137   01/06/99
    US             THERMALEX 200                      1,185,606   01/12/02
    US             TERHMALEX F                          672,750   01/20/99
    US             THERMETEX GP200                      844,472   02/20/08
    US             UTREX                              1,326,775   03/26/05
    US             VINYLGLAS                            965,445   08/07/03
    Mexico         SX                                   496,192   03/22/05


                                                                            11



                        Trademark and/or
    Country                Trade Name              Registration   Expiration
    -------             ----------------           ------------   ----------
    Mexico         SX                                   496,195   03/22/05
    India          SX                               Application
    US             ULTRASHIELD                      Application
    US             VANGUARD                           1,827,219   03/22/04
    /TABLE

                               PENDING APPLICATIONS

    Country                 Serial No.        Filing Date
    -------                 ----------        -----------

    US                      08/317506         10/03/94
    US                      08/261546         06/17/94
    US                      08/557513         11/14/95


                                                                   SCHEDULE II
                                                                   to Security
                                                                     Agreement

                       Locations of Inventory and Equipment

                                 ESSEX LOCATIONS


    1601 Wall Street                    U.S. Highway 30 W.
    Fort Wayne, IN                      Columbia City, IN
    Allen County                        Whitley County
    Location Code: 402                  Location Code: 409, 492

    West Pearl Street                   Decker Road
    Jonesboro, IN                       Vincennes, IN
    Grant County                        Knox County
    Location Code: 165                  Location Code: 401

    Youngs Lane                         Main St./Bay Rd.
    Newmarket, NH                       Newmarket, NH
    Rockingham County                   Rockingham County
    Location Code: 014                  Location Code: 023

    3200 Earlywood Drive                Southeast Parkway Dr.
    Franklin, IN                        Franklin, TN
    Johnson County                      Williamson County
    Location Code: 447                  Location Code: 450

    800 W. Mitchell St.                 2816 N. Main St.
    Kendallville, IN                    Rockford, IL
    Noble County                        Winnebago County
    Location Code: 486                  Location Code: 489

    1904 Engineers Rd.                  1417 Murray
    Belle Chase, LA 70037               N. Kansas City, MO 64116
    Plaquemines Parish                  Clay County
    Location Code: 509                  Location Code: 519

    6808-C Cedar Ave.                   3 Commerce Way
    Lubbock, TX  79404                  Tewksbury, MA  01876
    Lubbock County                      Middlesex County
    Location Code: 536                  Location Code: 570

    4232 Charter Ave.                   E. Union & US 52
    #100                                Lafayette, IN
    Oklahoma City, OK 73108             Tippecanoe County
    Location Code: 568                  Location Code: 113

    24 Spur Drive                       Old York Road
    El Paso, TX                         Chester, SC
    El Paso County                      Chester County
    Location Code: 436                  Location Code: 105

    108 Elm                             1075 N. Patt Street
    Tiffin, OH                          Anaheim, CA
    Seneca County                       Orange County
                                        Location Code: 403, 046, 580

    214 E. 24th St.                     3959 S. Morgan


                                                                             2



    Marion, IN                          Chicago, IL
    Grant County                        Cook County
    Location Code: 051                  Location Code: 506

    Rt. 294 and Bear Creek Rd.          1230 Crestside Drive
    Pana, IL                            Coppell, TX
    Christian County                    Dallas County
    Location Code: 099                  Location Code: 410, 534


                                                                             3



    190 E. Polk St.                     2172 Wharf St.
    Orleans, IL                         Memphis, TN
    Morgan County                       Shelby County
    Location Code: 123                  Location Code: 413, 556

    Rt. 4 East                          1900 NE 181st St.
    Hoisington, KS                      Portland, OR
    Barton County                       Multnomah County
    Location Code: 128                  Location County: 417, 566

    University & East St.               1704 Westbelt Dr.
    Pauline, KS                         Columbus, OH
    Shawnee County                      Franklin County
    Location Code: 423                  Location Code: 414

    950 W. 40th St.                     2625 S. Wilson
    Chicago, IL                         Suite 102
    Cook County                         Tempe, AZ  85282
    Location Code: 406                  Maricopa County
                                        Location Code: 424

    6 Lee Blvd.                         5405 Valley Belt
    Frazer, PA                          Suite D
    Location Code: 407, 591             Independence, OH
                                        (Cleveland)  44131
                                        Cuyahoga County
                                        Location Code: 508

    4600 Holly St.                      23447 Cabot Blvd.
    Denver, CO                          Hayward, CA  94545
    Colorado County                     Location Code: 427, 581
    Location Code: 411

    6715 53rd St.                       39065 Webb Drive
    Tampa, FL                           Westland, MI  48185
    Hillsborough County                 Location Code: 528
    Location Code: 420, 518

    6588 Marbut Rd.                     3028 - 7th Ave., So.
    Lithonia, GA                        Birmingham, AL
    DeKalb County                       Jefferson County
    Location Code: 122, 404, 569

    2444 Enterprise Dr.                 501 Busse Road
    Mendota Heights, MN  55120          Elk Grove Village, IL
    Location Code: 416                  Cook County

    4667 Somerton Road                  5601 Anglum Court
    Bensalem Twp., PA                   Hazelwood, MO 63042
    (Trevose)                           St. Louis County
    Bucks County

    140 Southpointe Drive               7001 S. 33rd St.
    Bridgeville, PA                     McAllen, TX
    (Pittsburgh)                        Hidalgo County
    Allegheny County


                                                                             4



    5690 Southfield Court               555 Brick Church Park Dr.
    Forest Park, GA                     Nashville, TN
    Clayton County                      Davidson County

    376 Garden Oaks Blvd.               3713 Vineland Road
    Houston, TX                         Orlandod, FL
    Harris County                       Orange County


                                                                             5



    6850 NW 74th St.                    3112 Northington Ct.
    Miami, FL                           Florence, AL
    Cade County                         Lauderdale County
                                        Location Code: 445

    933 Lakeside Drive                  One IGA Way
    Mobile, AL                          Cumberland, RI
    Mobile County                       Providence County
                                        Location Code: 443

    4855 Brookside Court                368 Rue Isabey
    Norfolk, VA                         St. Laurent, Quebec
    Norfolk City County                 Location Code: 446

    525 Wall Street                     4251 Helton Dr.
    Tiffin, OH                          Florence, AL
    Seneca County                       Lauderdale County

    1620 East Malone Ave.               3201 Woodpark Blvd.
    Sikeston, MO                        Charlotte, NC  23207
    Scott County                        Mecklenburg County
    Location Code: 442

    4002 W. Turney Ave.
    Phoenix, AZ
    Maricopa County
    Location Code: 444

    95 Grand Ave.
    Pawtucket, RI
    Providence County

    6050 No. 55th Ave.
    Glendale, AZ
    Maricopa County

                              NON - ESSEX LOCATIONS:

    Phelps Dodge                        S&S Reel
    41 Wawecus St.                      Box 448
    Norwich, CT                         Hoisington, KS
    Location Code: N/A                  Location Code: N/A

    Sherburne Electric                  B.N. Yanow & Co., Inc.
    40 S. Main Street                   45 Johnson Lane
    Sherburne, NY                       Braintree, MA
    Location Code: N/A                  Location Code: 661

    Southwire Company                   Electrical Insulation
    150 Fertilla St.                    Suppliers
    Carrollton, GA                      1661 Industrial Way
    Location Code: N/A                  Belmont, CA
                                        Location Code: 942

    Precision Steel                     Miller Sales Industries
    3500 N. Wolfe Rd.                   1111 N. Old Rand Rd.


                                                                             6



    Franklin Park, IL                   Wauconda, IL
    Location Code: N/A                  Location Code: 930

    Vincent - Angel Inc.                MSC/Minnesota
    2910 Torrence Dr.                   2355 Louisiana Ave. N.
    Greensboro, NC                      Golden Valley, MN
    Location Code: 660                  Location Code: 931


                                                                             7



    Clark Sales                         Magnetek/PEI
    106 E. Airline Highway              800 Martha St.
    Kenner, LA                          Munhall, PA
    Location Code: 663                  Location Code: 937

    H.A. Holden, Inc.                   Magnetek-Century
    2825 Comly Rd.                      602 Red Rd.
    Philadelphia, PA                    McMinville, TN
    Location Code: 955                  Location Code: 938

    H.A. Holden, Inc.                   Electrical Insulation
    6675-A Corners Industrial           Suppliers
    Court                               412 E. 13th Ave.
    Norcross, GA                        N. Kansas City, MO
    Location Code: 956                  Location Code: 940

    Electrical Insulation               Tecumseh Products Company
    Suppliers                           2700 West Wood Street
    1000 Somerset Street,               P.O. Box 1208
    Bldg. 4-B                           Paris, TN
    New Brunswick, NJ                   Location Code: 980
    Location Code: 917

    Electrical Insulation               S&W Wire Company
    Suppliers, Inc.                     45 A Progress Ave.
    4132 Will Rogers Parkway,           Zelinenople, PA
    Suite 200                           Location Code: 597
    Oklahoma City, OK
    Location Code: 923

    Eaton Corp.                         Triangle Trading Co.
    1910 Bill Mitchell Avenue           Ceramica Annex Station
    Brownsville, TX                     Carolina, PR
    Location Code: 925                  Location Code: 664

    Magnetek - Century                  Marathon Electric
    Highway 22 North                    Highway 63 & Lanton Rd.
    Lexington, TN                       West Plains, MO  65775
    Location Code: 935                  Location Code: 952

    Saturn Services Corporation         Camden Wire
    1231 Naperville Dr.                 12 Masonic Ave.
    Romeoville, IL                      Camden, NY
    Location Code: 991                  Location Code: N/A

    Marathon Electric                   Owl Wire & Cable
    401 West Freemont Rd.               Rt. 5
    Lebanon, MO                         Canastota, NY
    Location Code: 953                  Location Code: N/A

    Marathon Electric                   Harby Associates, Inc.
    100 E. Randolph                     12 Capital Drive
    Wausau, WI                          Wallingford, CT  06492
    Location Code: 951                  Location Code: 622

    Brazil Bros.                        Mid-States


                                                                             8



    250 - 260 Forrest St.               1115 Aldrich Ave. North
    Metuchen, NJ                        Minneapolis, MN  55411
    Location Code: N/A                  Location Code: 825

    NASCO, Inc.                         Electrical Insulation
    44 Railroad Hill St.                Suppliers
    Waterbury, CT                       1255 Collier Road NW
    Location Code: N/A                  Atlanta, GA  30318
                                        Location Code: 857


                                                                             9



    Omega Wire                          Electrical Insulation
    Rt 13 - Main St.                    Suppliers
    Williamson, NY                      155 Nowner Drive
    Location Code: N/A                  Cincinnati, OH  45215
                                        Location Code: 861

    Albion Wire                         Electrical Insulation
    811 Commerce Drive                  Suppliers
    Kendallville, IN                    1509 Parkway View Drive
    Location Code: N/A                  Pittsburgh, PA  15205
                                        Location Code: 866

    Riffle & Associates, Inc.           Electrical Insulation
    2671 Crescentville Road             Suppliers
    Cincinnati, OH  45231-1578          2000 South Ninth Street
    Location Code: 627                  Louisville, KY 40208
                                        Location Code: 915

    Electrical Insulation               Electrical Insulation
    Suppliers                           Suppliers
    3500 Fourth Avenue S                2100 Magnolia Street
    Birmingham, AL  35222               Richmond, VA  23223
    Location Code: 859                  Location Code: 919

    Electrical Insulation Suppliers     Electrical Insulation
    Route 720 West                      Suppliers
    Bluefield, VA  24605                6660 East 47th avenue
    Location Code: 860                  Denver, CO  80216
                                        Location Code: 927

    Electrical Insulation Suppliers     Electrical Insulation
    19769 15 Mile Road                  Suppliers
    Clinton Township, MI                1905 Premier Row
    480035 (Detroit)                    Orlando, FL  32809
    Location Code: 862                  Location Code: 936

    Electrical Insulation Suppliers     Electrical Insulation
    1850 E. Watkins Street              Suppliers
    Suite 3                             12740 E. Florence Avenue
    Phoenix, AZ  85034                  Santa Fe, Springs, CA 90670
    Location Code: 916                  Location Code: 943

    Electrical Insulation Suppliers     Advanced Electrical Sales
    4934 Distribution Drive             1717 West Grant Street
    4934 Distribution Drive             Phoenix, AZ  85017
    Tampa, FL  33605                    Location Code: 947
    Location Code: 926

    108 Elm                             Electrical Insulation
    Tiffin, OH                          Suppliers
    Seneca County                       1347 S. 330 W.
    Location Code: N/A                  Salt Lake City, UT 84115
                                        Location Code: 969

    Electrical Insulation Suppliers     Electrical Insulation
    4629 Crossroads Park Drive          Suppliers


                                                                            10



    Liverpool, NY  13088                3549 N.W. Yeon Avenue
    Location Code: 928                  Portland, OR  97210
                                        Location Code: 975

    Electrical Insulation Suppliers     H.A. Holden
    2736 Market Street                  600 W. 28th Street
    Garland, TX  75041                  Charlotte, NC  28206
    Location Code: 941                  Location Code: 994


                                                                            11



    Electrical Insulation Suppliers     The T.F. Farmer Company
    7354 East 38th Street               U.S. Highway 90 North
    Tulsa, OK  74145                    Greensboro, NC  27405
    Location Code: 945                  Location Code: 674

    H.A. Holden                         Michael Frisch Associates
    1208 Harman Place                   9650 Solar Drive
    Minneapolis, MN  55403              Tampa, FL  33619-4417
    Location Code: 954                  Location Code: 676

    H.A. Holden                         Allen Fields & Associates
    4327 Delaware Street                Building A
    Denver, CO 80216                    2950 Robertson Avenue
    Location Code: 970                  Cincinnati, OH  45209
                                        Location Code: 679

    Electrical Insulation Suppliers     Electrical Materials, Inc.
    Road 190 KM, 1.7 W. BO.             44262 Phoenix Drive
    Sabana Abajo, PR 00630              Sterling Heights, MI  48314
    Location Code: 978                  Location Code: 681

    Thea Enterprises, LLC               Bell & McCoy
    232 Entin Road                      3311 Canal Street
    Clifton, NJ  07014                  Houston, TX 77003
    Location Code: 673                  Location Code: 648

    Florida Electrical Sales            Headline Sales, Inc.
    1101 North Ward Street              7271 South Paramount Blvd.
    Tampa, FL  33607                    Pico Riviera, CA  90660
    Location Code: 675                  Location Code: 719

    Berry-Elsberry Company              Cascade Western
    745 Trabert Avenue NW               Representatives
    Atlanta, GA 30325                   2729 Southeast Sixth Ave
    Location Code: 678                  Portland, OR  97242
                                        Location Code: 724

    Hanke Company                       Ron Marshall Agencies
    1001 Fargo Ave                      101-590 Ebury Place
    Elk Grove Village, IL               Delta, British Columbia
    60009-1166                          V3M 6B7
    Location Code: 680                  Location Code: 635

    Bell & McCoy                        Film X - Webb Converting
    2633 Andjon Street                  2272 Park Central Blvd.
    Dallas, TX 75220                    Decatur, GA
    Location Code: 647                  Location Code: N/A

    Aurich Associates                   Electric Sales Unlimited
    2210 West Alexander St              9023 Norwalk Blvd
    Salt Lake City, UT 84119            Sante Fe Springs, CA
    Location Code: 718

    H&J Electrical Sales                Essex Brownell
    30047 Ahern Street                  7020 Riverport Drive
    Union City, CA  94587               Louisville, KY 40268


                                                                            12



    Location Code: 723                  Location Code: 484

    Intralec Electrical                 Essex Brownell
    Products, Ltd.                      2625 S. Wilson
    Unit 1, 1200 Cardiff                Suite 102
    Mississauga, Ontario                Tempe, AZ 85282
    L5S 1P6                             Location Code: 495
    Location Code: 688

    Electro-Tech Sales, Ltd.            S-B Power Tool Company
    Unit 10                             250 Bolton
    2166 Notre Dame Avenue              Hwy 110
    Winnipeg, Manitoba                  Heber Springs, AR 72543
    R3H OK2                             Location Code: 968
    Location Code: 637

    Electric Sales Unlimited            Basler Electric
    725 W. Alameda Dr.                  Route 67
    Suite #1                            Corning, AR 72422
    Tempe, AZ                           Location Code: 786

    Essex Brownell                      Electrical Insulation
    84 Executive Avenue                 Suppliers
    Edison, NJ 08817                    2947 Interstate street
    Location Code: 483                  Charlotte, NC 28208
                                        Location Code: 855

    Essex Brownell                      Electrical Insulation
    647 West 3560 South                 Suppliers
    Salt Lake City, UT 84119            546 Penn Street
    Location Code: 488                  Yeadon, PA 19050
                                        Location Code: 858

    Essex Brownell                      Electrical Insulation
    Route 2                             Suppliers
    Box 1730                            815 Elca Lane
    Bluefield, VA  24805                Suite D
    Location Code: 497                  Brownsville, TX 78521
                                        Location Code: 913

    Mallory Controls                    Electrical Insulation
    Turntable Road                      Suppliers
    Plant #2                            300 N. Mannheim Road
    Sparta, TN 23532                    Hillside, IL 60612
    Location Code: 996                  Location Code: 946

    Basler Electric
    New York Street
    Caraway, AR 72419
    Location Code: 787

    Electrical Insulation Suppliers
    305 McCarty Road
    Houston, TX 77029
    Location Code: 856


                                                                            13



    In-Sink-Erator Division
    Emerson Electric Co.
    4700 21st Street
    Racine, WI 53406-5093
    Location Code: 869


                                                                            14



    Electrical Insulation Suppliers
    1444 30th Street
    Suite C
    San Diego, CA 92154
    Location Code: 924

    Athens Products
    2009 Tellico Avenue
    Athens, TN 37303
    Location Code: 979


                                                                   EXHIBIT E-2

                       FORM OF HOLDINGS SECURITY AGREEMENT


                HOLDINGS SECURITY AGREEMENT, dated as of October 31, 1996, made by BCP/ESSEX HOLDINGS INC., a Delaware corporation ("Holdings"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of October 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Essex Group, Inc. (the "Company"), Holdings, the Lenders and the Administrative Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Company under the Credit Agreement that Holdings shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders; and

                WHEREAS, the Company is a wholly owned direct subsidiary of Holdings;

                NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, Holdings hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                "Collateral" shall have the meaning assigned to it in
          Section 2 of this Security Agreement; provided, that Collateral shall not include any property which is subject to a Lien permitted under Section 7.3 of the Credit Agreement securing Indebtedness permitted under Section 7.2 of the


                                                                             2



          Credit Agreement to the extent that the grant of a security interest hereunder would be prohibited by such Lien or by the terms of such Indebtedness (but only so long as such prohibition is in effect).

                "Contracts" means all contracts, agreements, instruments and indentures in any form, and portions thereof, to which Holdings is a party or under which Holdings has any right, title or interest or to which Holdings or any property of Holdings is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of Holdings to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of Holdings to damages arising out of, or for, breach or default in respect thereof and (c) all rights of Holdings to perform and to exercise all remedies thereunder, in each case to the extent the grant by Holdings of a security interest pursuant to this Security Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate Holdings to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by Holdings of a security interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                "Intellectual Property" means (a) all intellectual and similar property of Holdings of every kind and nature now owned or hereafter acquired by Holdings, including, without limitation, inventions, designs, patents, copyrights, licenses and license agreements (whether Holdings is the licensor or the licensee under such agreements), trademarks, trade names and other business names, logos, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations, applications and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, including, without limitation, any thereof referred to in
          Schedule I hereto and (b) all renewals thereof. Notwithstanding the foregoing, licenses and license agreements as to which Holdings is the licensee shall constitute "Intellectual Property" for the purposes of this Agreement only to the extent the grant by Holdings of a security interest pursuant to this Security Agreement in its right, title and interest in such license or license agreement is not prohibited by such license or license agreement without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate Holdings to


                                                                             3



          obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by Holdings of a security interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such license or license agreement.

                "Obligations" means all obligations, liabilities and indebtedness of Holdings under the guarantee contained in
          Section 10 of the Credit Agreement.

                "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Holdings hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by Holdings or in which Holdings now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                       (i)        all Accounts;

                      (ii)        all Chattel Paper;

                     (iii)        all Contracts;

                      (iv)        all Documents;

                       (v)        all Equipment;

                      (vi)        all General Intangibles;

                     (vii)        all Instruments;

                    (viii)        all Intellectual Property;

                      (ix)        all Inventory; and

                       (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                3. Rights of Administrative Agent and Lenders; Limitations on Administrative Agent's and Lenders' Obligations.

                (a)  Holdings Remains Liable Under Accounts and Contracts.
    Anything herein to the contrary notwithstanding, Holdings shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise


                                                                             4



    to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of Holdings under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, Holdings shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

                (c) Analysis of Accounts. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and Holdings shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. If an Event of Default shall have occurred and be continuing, then upon the Administrative Agent's request and at the expense of Holdings, Holdings shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                (d) Collections on Accounts. The Administrative Agent hereby authorizes Holdings to collect the Accounts, provided, that the Administrative Agent may curtail or terminate said authority at any time upon the occurrence and during the continuance of an Event of Default. If an Event of Default shall have occurred and be continuing, any payments of Accounts, when collected by Holdings, shall be forthwith (and, in any event, within two Business Days) deposited by Holdings in the exact form received, duly endorsed by Holdings to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Administrative Agent and the Lenders only, as hereinafter provided, and, until so turned over, shall be held by Holdings in trust for the Administrative Agent and the Lenders, segregated from other funds of Holdings. Each deposit of any such Proceeds shall be accompanied by a


                                                                             5



    report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by Holdings in trust for the Administrative Agent and the Lenders) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to Holdings or to whomsoever may be lawfully entitled to receive the same. At the Administrative Agent's reasonable request, Holdings shall deliver to, or make available for review by, the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                (e) Tolled Inventory. If any third Person (a "Tolling Party") delivers possession of, but not title to, any raw materials, work-in-process or other goods ("Tolled Inventory") pursuant to a bailment arrangement with Holdings under which such Tolled Inventory is to be processed, improved or otherwise altered by Holdings, the Administrative Agent agrees and acknowledges that any security interest in or lien upon Inventory created hereby does not apply to any Tolled Inventory which is owned by the Tolling Party (rather than owned by Holdings subject to a retention of title by the Tolling Party which has the effect of creating a security interest in favor of the Tolling Party which remains unperfected). Notwithstanding anything in this Security Agreement to the contrary, Holdings shall be entitled to follow its normal tolling practices and may deliver Tolled Inventory to or for the account of any Tolling Party free of the lien of this Security Agreement.

                4. Representations and Warranties. Holdings hereby represents and warrants that:

                (a) Title; No Other Liens. Except for the Lien granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, Holdings owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office that would serve to grant the Person who filed such security agreement, financing statement or other public notice a perfected security interest in or lien on such Collateral, except such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

                (b) Perfected First Priority Liens. Upon filing of financing statements in the relevant offices identified in
          Schedule 4.20(b) to the Credit Agreement, the Liens granted


                                                                             6



          pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by Holdings and in existence on the date hereof (except other Liens expressly permitted by the Credit Agreement) and which are enforceable as such against all creditors of and purchasers from Holdings and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                (c) Accounts. The amount represented by Holdings to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to Holdings under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where Holdings keeps its records concerning the Accounts is 1510 Wall Street and 1710 Wall Street, Fort Wayne, Indiana 46802.

                (d) Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule II hereto or such other location specified pursuant to Section 5(n).

                (e) Chief Executive Office. Holdings' chief executive office and chief place of business is located at 1601 Wall Street, Fort Wayne, Indiana 46802 or such other location specified pursuant to Section 5(n).

                (f) Farm Products; Vehicles. None of the Collateral constitutes, or is the Proceeds of, Farm Products. No Vehicle owned by Holdings has a book value in excess of $50,000 other than Vehicles as to which Holdings has taken steps of the type described in clause (i) and (ii) of Section 6.10(a) of the Credit Agreement (to the extent, and only to the extent, reasonably requested by the Administrative Agent).

                (g) Intellectual Property. Set forth on Schedule I is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of Holdings, showing as of the Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Holdings owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or


                                                                             7



          license which could not reasonably be expected to materially impair the value of the Collateral. No claim has been asserted and is pending by any Person challenging or questioning the use of any trademark, trade name, copyright, technology, know-how or process necessary for the conduct of its business as currently conducted, nor does Holdings know of any valid basis for any such claim, the use of the same by Holdings does not infringe on the rights of any Person and, to the knowledge of Holdings, no Intellectual Property has been infringed, misappropriated or diluted by any other Person, except for such claims, infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to materially impair the value of the Collateral.

                (h) Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

                5. Covenants. Holdings covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit shall be outstanding:

                (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Holdings also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of Holdings to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Security Agreement.

                (b) Indemnification. Holdings agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the


                                                                             8



          Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Administrative Agent in accordance with the terms hereof under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, Holdings will save, indemnify and keep harmless the Administrative Agent and each Lender from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Holdings of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Holdings.

                (c) Maintenance of Records. Holdings will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Holdings will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all of Holdings' books and records pertaining to the Collateral.

                (d) Right of Inspection. The Administrative Agent shall at any reasonable time or times during normal business hours have access to all the books, correspondence and records of Holdings, and the Administrative Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Holdings agrees to render to the Administrative Agent, at Holdings' cost and expense to the extent expressly provided in Section 11.5 of the Credit Agreement, such clerical and other assistance as may be reasonably requested with regard thereto. The Administrative Agent and its representatives shall at any reasonable time or times during normal business hours also have the right to enter into and upon any premises where any of the Inventory or Equipment is located (or, in the case of any such premises not owned or leased by Holdings, the Company or any of its Subsidiaries, Holdings shall use its best efforts to grant to the Administrative Agent such right) for the purpose of inspecting the same, observing its use or otherwise protecting the Administrative Agent's and the Lenders' interests therein.

                (e) Compliance with Laws, etc. Holdings will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Holdings' business, except where failure to satisfy the foregoing requirement could not reasonably be expected to have a material adverse effect on the value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse


                                                                             9



          effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral; provided, however, that Holdings may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                (f) Limitation on Liens on Collateral. Holdings will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                (g) Limitations on Dispositions of Collateral. Holdings will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as expressly permitted by the Credit Agreement.

                (h) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Holdings will not (i) except in the ordinary course of business amend, modify, terminate or waive any provision of or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of the Collateral taken as a whole, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of business as generally conducted by Holdings over a period of time or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any material agreement giving rise to an Account which affects the interests of the Administrative Agent and the Lenders hereunder.

                (i) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by Holdings over a period of time, Holdings will not, without the prior written consent of the Administrative Agent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                (j) Maintenance of Equipment. Holdings will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                (k) Maintenance of Insurance. Holdings will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire,


                                                                            10



          explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business and
          (ii) insuring Holdings and the Administrative Agent, for the benefit of the Lenders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent, such losses of $1 million or more shall be payable to Holdings and the Administrative Agent, for the benefit of the Lenders, as their respective interests may appear. All such insurance shall (i) to the extent requested by the Administrative Agent, provide for a 30-day standard cancellation notice, (ii) name the Administrative Agent, for the benefit of the Lenders, as an insured party and (iii) be reasonably satisfactory in all other respects to the Administrative Agent. If reasonably requested by the Administrative Agent, Holdings shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance, and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                (l) Further Identification of Collateral. Holdings will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                (m) Notices. Holdings will advise the Administrative Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral.

                (n) Changes in Locations, Name, etc. Holdings will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(e) hereof or remove its books and records from the location specified in Section 4(c) hereof, (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule II hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading, unless (x) Holdings shall have given the Administrative Agent at least 30 days' prior written notice thereof, (in the case of clause (i) and (iii) above or at least one Business Day's prior written notice thereof (in the case of clause (ii) above) and (y) Holdings shall have taken, and shall continue to take, all steps necessary to ensure that the Administrative Agent, for the benefit of the Lenders, shall have, and shall continue to have, a fully


                                                                            11



          perfected first priority security interest in the Collateral (subject to the Liens permitted by the Credit Agreement) notwithstanding such actions.

                (o) Intellectual Property. Holdings will preserve all of its registered trademarks, trade names, service marks and other Intellectual Property, the non-preservation of which would have a reasonable likelihood of materially impairing the value of the Collateral taken as a whole. Whenever Holdings, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any patent or trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, Holdings shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, Holdings shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any patent or trademark and the goodwill and General Intangibles of Holdings relating thereto or represented thereby, and Holdings hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the Revolving Credit Commitments are terminated. In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, in any material respect Holdings shall promptly notify the Administrative Agent after it learns thereof.

                6.  Administrative Agent's Appointment as Attorney-in-Fact.

                (a) Powers. Holdings hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Holdings and in the name of Holdings or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Holdings hereby gives the Administrative Agent the power and right, on behalf of Holdings, without notice to or assent by Holdings, to do the following:

                  (i) at time when any Event of Default shall have occurred and is continuing, in the name of Holdings or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for


                                                                            12



          the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                 (ii) in each case to the extent not paid, discharged or effected by Holdings as required by this Security Agreement or the Credit Agreement, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Holdings with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and Holdings' expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as Holdings might do.

    Holdings hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                (b)  Other Powers.  Holdings also authorizes the
    Administrative Agent, at any time and from time to time, to execute, in


                                                                            13



    connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                (c) No Duty on Administrative Agent or Lenders' Part. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. Except for the duty of the Administrative Agent described in Section 10 hereof, and the accounting by the Administrative Agent for moneys actually received by it hereunder, neither the Administrative Agent nor any Lender shall have any duties hereunder as to the Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of the powers conferred on the Administrative Agent and the Lenders hereunder, and neither they nor any of their officers, directors, employees or agents shall be responsible to Holdings for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                7. Performance by Administrative Agent of Holdings' Obligations. If Holdings fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%, shall be payable by Holdings to the Administrative Agent on demand and shall constitute Obligations secured hereby. The Administrative Agent agrees to notify Holdings promptly after incurring any expenses pursuant to this Section 7, provided that the failure of the Administrative Agent to so notify Holdings shall in no way impair the rights of the Administrative Agent under this Section 7.

                8.  Proceeds.  In addition to the rights of the Administrative
    Agent and the Lenders specified in Section 3(d) hereof with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) the Administrative Agent may require, by notice to
    Holdings, all Proceeds received by Holdings consisting of cash, checks and other near-cash items to be held by Holdings in trust for the
    Administrative Agent and the Lenders, segregated from other funds of
    Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly endorsed by Holdings to the Administrative Agent, if required), and (b)
    any and all such Proceeds received by the Administrative Agent (whether from Holdings or otherwise) may, in the sole discretion of the
    Administrative Agent, be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for, and/or then or at any time thereafter may be applied by the Administrative Agent against, the
    Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect.  Any balance of such
    Proceeds remaining after the Obligations shall have been paid in full, the


                                                                            14



    Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding shall be paid over to Holdings or to whomsoever may be lawfully entitled to receive the same.

                9. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Holdings or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Holdings, which right or equity is hereby waived and released. Holdings further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at Holdings' premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to Holdings. To the extent permitted by applicable law, Holdings waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Holdings shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency. Holdings further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.


                                                                            15



                10. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement. This Security Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


                                                                            16



                16. Notices. All notices, requests and demands hereunder shall be given in accordance with Section 11.2 of the Credit Agreement.

                17. Authority of Administrative Agent. Holdings acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and Holdings, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Holdings shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                18. Termination. This Security Agreement and the security interest created hereby shall terminate when all the Obligations have been paid in full and the Revolving Credit Commitments shall have been terminated at which time the Administrative Agent shall execute and deliver to Holdings, or such person or persons as Holdings shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by Holdings at its expense which Holdings shall reasonably request to evidence such termination; provided, that


                                                                            17



    any indemnity set forth herein shall survive any such termination. Any execution and delivery of termination statements or documents pursuant to this Section 18 shall be without recourse to or representation or warranty by the Administrative Agent or any Lender.


                IN WITNESS WHEREOF, Holdings has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        BCP/ESSEX HOLDINGS INC.


                                        By_____________________________
                                          Name:
                                          Title:


                                                                    SCHEDULE I
                                                                   to Holdings
                                                                      Security
                                                                     Agreement

                              INTELLECTUAL PROPERTY

                                       None


                                                                            19



                                                                   SCHEDULE II
                                                                   to Holdings
                                                                      Security
                                                                     Agreement

                       LOCATION OF INVENTORY AND EQUIPMENT

                                       None


                                                                   EXHIBIT E-3



                    FORM OF THE SUBSIDIARY SECURITY AGREEMENT


                SUBSIDIARY SECURITY AGREEMENT, dated as of October 31, 1996, made by each of the parties signatories hereto (each, a "Subsidiary"; collectively, the "Subsidiaries"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of October 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Essex Group Inc. (the "Company"), BCP/Essex Holdings Inc., the Lenders and the Administrative Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, the Subsidiaries are parties to the Subsidiary Guarantee, dated as of April __, 1995 (as the same may be from time to time amended, supplemented or modified, the "Subsidiary Guarantee"); and

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Company under the Credit Agreement that each Subsidiary shall have executed and delivered this Security Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, each Subsidiary hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                "Collateral" shall have the meaning assigned to it in
          Section 2 of this Security Agreement; with respect to the representations, warranties and covenants made by each Subsidiary in Paragraphs 4 and 5 hereof, each reference to "Collateral" shall be deemed to refer to the Collateral in which such Subsidiary has granted or hereby grants or purports to grant a security interest under this Security Agreement, provided, that Collateral shall not include any property which is subject to a Lien permitted under Section 7.3 of the Credit Agreement securing Indebtedness permitted under Section 7.2 of the Credit Agreement to the extent that the grant of a security interest hereunder would be prohibited by such Lien or by the terms of such Indebtedness (but only so long as such prohibition is in effect).

                "Contracts" means, with respect to any Subsidiary, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Subsidiary is a party or under which such Subsidiary has any right, title or interest or to which such Subsidiary or any property of such Subsidiary is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Subsidiary to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Subsidiary to damages arising out of, or for, breach or default in respect thereof and (c) all rights of such Subsidiary to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Subsidiary of a security interest pursuant to this Security Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate any Subsidiary to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Subsidiary of a security interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                "Intellectual Property" means, with respect to any Subsidiary,
          (a) all intellectual and similar property of such Subsidiary of every kind and nature now owned or hereafter acquired by such
          Subsidiary, including, without limitation, inventions, designs, patents, copyrights, licenses and license agreements (whether such
          Subsidiary is the licensor or the licensee under such agreements), trademarks, trade names and other business names, logos, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations, applications and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, including, without limitation, any thereof referred to in Schedule I hereto and (b) all renewals thereof.  Notwithstanding the foregoing,
          licenses and license agreements as to which any Subsidiary is the licensee shall constitute "Intellectual Property" for the purposes of this Agreement only to the extent the grant by any Subsidiary of a security interest pursuant to this Security Agreement in its right, title and interest in such license or license agreement is not prohibited by such license or license agreement without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate any Subsidiary to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by any Subsidiary of a security interest pursuant to this Security Agreement in any
          Account or any money or other amounts due or to become due under any such license or license agreement.

                "Obligations" means, with respect to any Subsidiary, all obligations, liabilities and indebtedness of such Subsidiary under the Subsidiary Guarantee.

                "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Subsidiary hereby grants to the Administrative Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by such Subsidiary or in which such Subsidiary now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                      (i)   all Accounts;

                      (ii)  all Chattel Paper;

                      (iii) all Contracts;

                      (iv)  all Documents;

                      (v)   all Equipment;

                      (vi)  all General Intangibles;

                      (vii) all Instruments;

                      (viii) all Intellectual Property;

                      (ix)  all Inventory; and

                      (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                3. Rights of Administrative Agent and Lenders; Limitations on Administrative Agent's and Lenders' Obligations; Limitation on Administrative Agent's and Lenders' Interest in Tolled Inventory.

                (a) Subsidiary Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, each Subsidiary shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Subsidiary under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the relevant Subsidiary shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

                (c) Analysis of Accounts. The Administrative Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Subsidiary shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection therewith. If an Event of Default shall have occurred and be continuing, then upon the Administrative Agent's request and at the expense of such Subsidiary, each Subsidiary shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                (d)  Collections on Accounts.  The Administrative Agent hereby authorizes each Subsidiary to collect the Accounts, provided, that subject
    to the Administrative Agent's direction and control, and the
    Administrative Agent may curtail or terminate said authority at any time upon the occurrence and during the continuance of an Event of Default.  If an Event of Default shall have occurred and be continuing, any payments of
    Accounts, when collected by such Subsidiary, shall be forthwith (and, in any event, within two Business Days) deposited by such Subsidiary in the exact form received, duly endorsed by such Subsidiary to the
    Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the
    Administrative Agent for the account of the Administrative Agent and the
    Lenders only, as hereinafter provided, and, until so turned over, shall be held by such Subsidiary in trust for the Administrative Agent and the
    Lenders, segregated from other funds of such Subsidiary.  Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  All Proceeds constituting collections of Accounts while held by the Administrative Agent (or by any Subsidiary in trust for the
    Administrative Agent and the Lenders) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At any time at the
    Administrative Agent's election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the
    Obligations shall be paid over from time to time by the Administrative
    Agent to such Subsidiary or to whomsoever may be lawfully entitled to receive the same.  At the Administrative Agent's reasonable request, each
    Subsidiary shall deliver to, or make available for review by, the
    Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the
    Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                (e) Tolled Inventory. If any third Person (a "Tolling Party") delivers possession of, but not title to, any raw materials, work-in-process or other goods ("Tolled Inventory") pursuant to a bailment arrangement with any Subsidiary under which such Tolled Inventory is to be processed, improved or otherwise altered by such Subsidiary, the Administrative Agent agrees and acknowledges that any security interest in or lien upon Inventory created hereby does not apply to any Tolled Inventory which is owned by the Tolling Party (rather than owned by such Subsidiary subject to a retention of title by the Tolling Party which has the effect of creating a security interest in favor of the Tolling Party which remains unperfected). Notwithstanding anything in this Security Agreement to the contrary, such Subsidiary shall be entitled to follow its normal tolling practices and may deliver Tolled Inventory to or for the account of any Tolling Party free of the lien of this Security Agreement.

                4. Representations and Warranties . Each Subsidiary hereby represents and warrants that:

                (a) Title; No Other Liens. Except for the Lien granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, such

          Subsidiary owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office that would serve to grant the Person who filed such security agreement, financing statement or other public notice a perfected security interest in or lien on such Collateral, except such as may have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

                (b) Perfected First Priority Liens. Upon filing of financing statements in the relevant offices identified in Schedule 4.20(b) to the Credit Agreement, the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by such Subsidiary and in existence on the date hereof (except other Liens expressly permitted by the Credit Agreement) and which are enforceable as such against all creditors of and purchasers from such Subsidiary and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                (c) Accounts. The amount represented by such Subsidiary or the Company to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. Except as otherwise provided in Section 5(a) hereof, no amount payable to such Subsidiary under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent. The place where such Subsidiary keeps its records concerning the Accounts is 1510 Wall Street and 1710 Wall Street, Fort Wayne, Indiana 46802.

                (d) Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule II hereto or such other location specified pursuant to Section 5(n).

                (e) Chief Executive Office. Such Subsidiary's chief executive office and chief place of business is located at 1601 Wall Street, Fort Wayne, Indiana 46802 or such other location specified pursuant to Section 5(n).

                (f) Farm Products; Vehicles. None of the Collateral constitutes, or is the Proceeds of, Farm Products. No Vehicle owned by such Subsidiary has a book value in excess of $50,000, other than Vehicles as to which such Subsidiary has taken steps of the type described in clauses (i) and (ii) of Section 6.10(a) of the Credit

          Agreement (to the extent, and only to the extent, reasonably requested by the Administrative Agent).

                (g) Intellectual Property. Set forth on Schedule I is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of such Subsidiary showing as of the Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Such Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to materially impair the value of the Collateral. No claim has been asserted and is pending by any Person challenging or questioning the use of any trademark, trade name, copyright, technology, know-how or process necessary for the conduct of its business as currently conducted, nor does such Subsidiary know of any valid basis for any such claim, the use of the same by such Subsidiary does not infringe on the rights of any Person and, to the knowledge of such Subsidiary, no Intellectual Property has been infringed, misappropriated or diluted by any other Person, except for such claims, infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to materially impair the value of the Collateral.

                5. Covenants. Each Subsidiary covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full, the Revolving Credit Commitments are terminated, and no Letter of Credit shall be outstanding:

                (a)  Further Documentation; Pledge of Instruments and Chattel
          Paper.  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such
          Subsidiary, such Subsidiary will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this
          Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby.  Such
          Subsidiary also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of such Subsidiary to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Security
          Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper having a principal amount in excess of $25,000, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this

          Security Agreement; provided, that in no event shall the aggregate principal amount of Instruments and Chattel Paper evidencing amounts payable under or in connection with any Collateral (as such terms are defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) which have not been delivered to the Administrative Agent pursuant to such Security Agreements exceed $100,000 at any one time outstanding.

                (b) Indemnification. Such Subsidiary agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement; provided, that in the case of this clause (iii), such Subsidiary shall not be liable for the payment of any portion of such liabilities, costs or expenses to the extent that such portion of such liabilities, costs or expenses are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or wilful misconduct of the Administrative Agent. In any suit, proceeding or action brought by the Administrative Agent in accordance with the terms hereof under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, such Subsidiary will save, indemnify and keep harmless the Administrative Agent and each Lender from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by such Subsidiary of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Subsidiary.

                (c) Maintenance of Records. Such Subsidiary will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Such Subsidiary will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Administrative Agent's and the Lenders' further security, the Administrative Agent, for the ratable benefit of the Lenders, shall have a security interest in all of such Subsidiary's books and records pertaining to the Collateral.

                (d)  Right of Inspection.  The Administrative Agent shall at any reasonable time or times during normal business hours have access to all the books, correspondence and records of such
          Subsidiary, and the Administrative Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Subsidiary agrees to render to the Administrative
          Agent, at such Subsidiary's cost and expense to the extent expressly
          provided in Section 11.5 of the Credit Agreement, such clerical and other assistance as may be reasonably requested with regard thereto.
          The Administrative Agent and its representatives shall at any reasonable time or times during normal business hours also have the right to enter into and upon any premises where any of the Inventory or Equipment is located (or, in the case of any such premises not owned or leased by such Subsidiary or any of its Subsidiaries, such
          Subsidiary shall use its best efforts to grant to the Administrative
          Agent such right) for the purpose of inspecting the same, observing its use or otherwise protecting the Administrative Agent's and the
          Lenders' interests therein.

                (e) Compliance with Laws, etc. Such Subsidiary will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of such Subsidiary's business, except where failure to satisfy the foregoing requirement could not reasonably be expected to have a material adverse affect on the value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral; provided, however, that such Subsidiary may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Administrative Agent, adversely affect the Administrative Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                (f) Limitation on Liens on Collateral. Such Subsidiary will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Administrative Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                (g) Limitations on Dispositions of Collateral. Such Subsidiary will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as expressly permitted by the Credit Agreement.

                (h) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Subsidiary will not (i) except in the ordinary course of business consistent with historical practices as of the date hereof, amend, modify, terminate or waive any provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of Collateral taken as a whole, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of business as generally conducted by such Subsidiary over a period of time or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any material agreement giving rise to an Account which affects the interests of the Administrative Agent and the Lenders hereunder.

                (i) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by such Subsidiary over a period of time, such Subsidiary will not, without the prior written consent of the Administrative Agent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                (j) Maintenance of Equipment. Such Subsidiary will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                (k) Maintenance of Insurance. Such Subsidiary will maintain, with financially sound and reputable companies, insurance policies
          (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business and
          (ii) insuring such Subsidiary and the Administrative Agent, for the benefit of the Lenders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent, such losses of $1 million or more shall be payable to such Subsidiary and the Administrative Agent, for the benefit of the Lenders, as their respective interests may appear. All such insurance shall (i) to the extent requested by the Administrative Agent, provide for a 30-day standard cancellation notice, (ii) name the Administrative Agent, for the benefit of the Lenders, as an insured party and loss payee and (iii) be reasonably satisfactory in all other respects to the Administrative Agent. If reasonably requested by the Administrative Agent, such Subsidiary shall deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance, and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

                (l) Further Identification of Collateral. Such Subsidiary will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                (m)  Notices.  Such Subsidiary will advise the Administrative
          Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any
          Lien (other than Liens created hereby or permitted under the Credit
          Agreement) on, or claim asserted against, any of the Collateral and
          (ii) of the occurrence of any other event which could reasonably be
          expected to have a material adverse effect on the aggregate value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral.

                (n) Changes in Locations, Name, etc. Such Subsidiary will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(e) hereof or remove its books and records from the location specified in Section 4(c) hereof, (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule II hereto or
          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Security Agreement would become seriously misleading, unless (x) such Subsidiary shall have given the Administrative Agent at least 30 days' prior written notice thereof (in the case of clause (i) and (iii) above) or at least one Business Day's days prior written notice thereof (in the case of clause (ii) above) and (y) such Subsidiary shall have taken, and shall continue to take, all steps necessary to ensure that the Administrative Agent, for the benefit of the Lenders, shall have, and shall continue to have, a fully perfected first priority security interest in the Collateral (subject to Liens permitted by the Credit Agreement) notwithstanding such actions.

                (o) Intellectual Property. Such Subsidiary will preserve all of its registered trademarks, trade names, service marks and other Intellectual Property, the non-preservation of which would have a reasonable likelihood of materially impairing the value of the Collateral taken as a whole. Whenever such Subsidiary, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any patent or trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Subsidiary shall report such filing to the Administrative Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs.
          Upon request of the Administrative Agent, such Subsidiary shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's and the Lenders' security interest in any patent or trademark and the goodwill and General Intangibles of such Subsidiary relating thereto or represented thereby, and such Subsidiary hereby constitutes the Administrative Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the Revolving Credit Commitments are terminated. In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, in any material respect such Subsidiary shall promptly notify the Administrative Agent after it learns thereof.

                (p) Government Obligors. If an any time the aggregate amount owing on (i) all Accounts and Contracts as to which a Governmental

          Authority is an obligor and (ii) all "Accounts" and "Contracts" under and as defined in the Company Security Agreement as to which a Governmental Authority is an obligor (collectively, "Total Government Accounts and Contracts"), exceeds 5% of the aggregate owing on (i) all Accounts and Contracts and (ii) all "Accounts" and "Contracts" under and as defined in the Company Security Agreement (collectively, "Total Accounts and Contracts"), such Subsidiary shall, if requested by the Administrative Agent, at such Subsidiary's sole cost and expense, from and after the date on which such aggregate amount first exceeds such percentage (regardless of whether the aggregate amount owing on the Total Government Accounts and Contracts shall equal less than 5% of the aggregate amount owing on the Total Accounts and Contracts at any subsequent time), deliver to the Administrative Agent such assignments, notices of assignment and other documents or information as shall be necessary or otherwise requested by the Administrative Agent to permit the assignment hereunder of all Accounts and Contracts as to which a Governmental Authority is an obligor pursuant to all applicable Requirements of Law (including, without limitation, the Assignment of Claims Act of 1940, as amended).

                6.  Administrative Agent's Appointment as Attorney-in-Fact.

                (a) Powers. Each Subsidiary hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subsidiary and in the name of such Subsidiary or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, such Subsidiary hereby gives the Administrative Agent the power and right, on behalf of such Subsidiary, without notice to or assent by such Subsidiary, to do the following:

                (i) at any time when any Event of Default shall have occurred and is continuing, in the name of such Subsidiary or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                (ii) in each case to the extent not paid, discharged or effected by such Subsidiary as required by this Security Agreement or the Credit Agreement, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Subsidiary with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (G) to assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and
          (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and such Subsidiary's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as such Subsidiary might do.

    Each Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                (b) Other Powers. Each Subsidiary also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                (c) No Duty on Administrative Agent or Lenders' Part.  The
    powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  Except for the duty of the
    Administrative Agent described in Section 10 hereof, and the accounting by the Administrative Agent for moneys actually received by it hereunder, neither the Administrative Agent nor any Lender shall have any duties hereunder as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any
    Collateral or as to taking any necessary steps to preserve rights against
    prior parties or any other rights pertaining to any Collateral).  The
    Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of the powers conferred on the Administrative Agent and the Lenders hereunder, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Subsidiary for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                7. Performance by Administrative Agent of Subsidiary's Obligations. If any Subsidiary fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%, shall be payable by such Subsidiary to the Administrative Agent on demand and shall constitute Obligations secured hereby. The Administrative Agent agrees to notify such Subsidiary promptly after incurring any expenses pursuant to this Section 7, provided that the failure of the Administrative Agent to so notify such Subsidiary shall in no way impair the rights of the Administrative Agent under this Section 7.

                8. Proceeds. In addition to the rights of the Administrative Agent and the Lenders specified in Section 3(d) hereof with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) the Administrative Agent may require, by notice to each Subsidiary, all Proceeds received by each Subsidiary consisting of cash, checks and other near-cash items to be held by such Subsidiary in trust for the Administrative Agent and the Lenders, segregated from other funds of such Subsidiary, and shall, forthwith upon receipt by such Subsidiary, be turned over to the Administrative Agent in the exact form received by such Subsidiary (duly endorsed by such Subsidiary to the Administrative Agent, if required), and (b) any and all such Proceeds received by the Administrative Agent (whether from any Subsidiary or otherwise) may, in the sole discretion of the Administrative Agent, be held by the Administrative Agent for the ratable benefit of the Lenders as collateral security for, and/or then or at any time thereafter may be applied by the Administrative Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Administrative Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding shall be paid over to the Subsidiaries or to whomsoever may be lawfully entitled to receive the same.

                9. Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Subsidiary or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Subsidiary, which right or equity is hereby waived and released. Each Subsidiary further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative
    Agent shall reasonably select, whether at such Subsidiary's premises or elsewhere. The Administrative Agent shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative
    Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative
    Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Subsidiary.
    To the extent permitted by applicable law, each Subsidiary waives all claims, damages and demands it may acquire against the Administrative
    Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Subsidiary shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency. Each Subsidiary further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

                10. Limitation on Duties Regarding Preservation of Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subsidiary or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement. This Security Agreement shall be binding upon the successors and assigns of each Subsidiary and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16. Notices. All notices, requests and demands given hereunder shall be given in accordance with Paragraph 16 of the Subsidiary Guarantee.

                17. Authority of Administrative Agent. Each Subsidiary acknowledges that the rights and responsibilities of the Administrative Agent under this Security Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Administrative Agent and the

    Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Subsidiary, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and such Subsidiary shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                18. Termination. This Security Agreement and the security interest created hereby shall terminate when all the Obligations have been paid in full and the Revolving Credit Commitments shall have been terminated at which time the Administrative Agent shall execute and deliver to each Subsidiary or such person or persons as such Subsidiary shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by such Subsidiary at its expense which such Subsidiary shall reasonably request to evidence such termination; provided, that any indemnity set forth herein shall survive any such termination. At the request and expense of the Company, each Subsidiary shall be released from its obligations hereunder, in the event that all the capital stock of such Subsidiary shall be sold, transferred or otherwise disposed of in accordance with the terms of the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. Upon any sale or other disposition of any item of Collateral by any Subsidiary expressly permitted by the Credit Agreement (other than sales of Inventory in the ordinary course of business), the Administrative Agent, at the request and expense of the Company, shall release the Collateral being sold and shall reassign and deliver such Collateral to such Subsidiary (without recourse and without any representation or warranty), together with appropriate instruments of reassignment and release; provided that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing and (ii) the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. Any execution and delivery of termination statements or documents pursuant to this Section 18 shall be without recourse to or representation or warranty by the Administrative Agent or any Lender.


                IN WITNESS WHEREOF, each Subsidiary has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        DIAMOND WIRE & CABLE CO.

                                        By____________________________________
                                          Name:
                                          Title:

                                        ESSEX GROUP EXPORT INC.


                                        By___________________________________
                                          Name:
                                          Title:

                                        ESSEX INTERNATIONAL, INC.


                                        By__________________________________
                                          Name:
                                          Title:

                                        US SAMICA CORPORATION


                                        By____________________________________
                                          Name:
                                          Title:

                                        INTERSTATE INDUSTRIES HOLDINGS
                                         INC.


                                        By____________________________________
                                          Name:
                                          Title:

                                        INTERSTATE INDUSTRIES, INC.


                                        By____________________________________
                                          Name:
                                          Title:


                                                                    SCHEDULE I
                                                                 to Subsidiary
                                                            Security Agreement


                            TRADEMARKS AND TRADE NAMES

                Trademark and/or
    Country     Trade Name        Registration      Expiration
    -------     ----------------  ------------      ----------

    US          FEMCO             1,584,450         02/27/00*
    US          ISOMICA             575,202         06/02/03**
    US          MICANITA and Drawing     22,623     03/07/03**
    US          SAMICA              558,013         04/22/02**
    US          SAMICAPOR         1,095,179         07/04/98**
    US          SAMICATHERM         995,614         03/20/03**



    * Registered to Femco Magnet Wire Corporation.
    ** These trademarks and/or tradenames are licensed for use by US Samica Corporation.


                         TECHNOLOGY LICENSING AGREEMENTS



    Parties                       Description
    -------                       -----------

    ESSEX GROUP, INC.             Patent license for technology relating to
    American Telephone and        coaxial cables and land lines
    Telegraph Co.

    ESSEX GROUP, INC.             Cross license for intellectual property
    Aismalibar S.A.               rights.

    ESSEX GROUP, INC.             Agreement concerning intellectual property
    Cablec Corporation            concerning transmission, distribution,
                                  power and control cable.

    ESSEX GROUP, INC.             Agreement concerning intellectual property
    Chrysler Corporation          relating to products used in the
                                  manufacture of or in motor vehicles.

    ESSEX GROUP, INC.             Agreement for technology relating to magnet
    Femco Magnet Wire             wire.
    Corporation

    ESSEX GROUP, INC.             Agreement concerning intellectual property
    Ford Motor Company            relating to products used in the
                                  manufacture of or in motor vehicles.

    ESSEX GROUP, INC.             Patent license for technology relating to
    Groggins Plastic, Inc.        spools and lifting handles.

    ESSEX GROUP, INC.             Cross license for intellectual property
    Insulation Systems and        rights.
    Machines, Ltd.

    ESSEX GROUP, INC.             Cross license for intellectual property
    Isola Essex A.G.              rights.

    ESSEX GROUP, INC.             Agreement for technology concerning
    Windings, Inc.                fabricating of packages and/or Reelex
                                  Machines.

    ESSEX GROUP, INC.             Cross licenses for patents relating to
    Southwire Company             shaft furnaces for melting copper and to
                                  apparatus for converting copper into copper
                                  bar and rod.
    /TABLE

                                                                   SCHEDULE II
                                                                 to Subsidiary
                                                            Security Agreement


                       Locations of Inventory and Equipment
                        ----------------------------------

    Windcrest Rd.
    Rutland, VT
    Rutland County

    Attala Industrial Park
    Kosciusko, MS 39090
    Attala County

    Old Mike - Filthy Lucre Lode
    Black Hills
    Custer County, SD
    Location Code: N/A

    7 Rimini Mews Unit C
    Mississauga, Ontario
    Canada L5N 4K1


                                                                     EXHIBIT F



                           FORM OF SUBSIDIARY GUARANTEE


                SUBSIDIARY GUARANTEE, dated as of October 31, 1996, by each of the corporations that are signatories hereto (the "Guarantors") in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") that are parties to the Credit Agreement described below.


                              W I T N E S S E T H :


                WHEREAS, Essex Group, Inc., a Michigan corporation (the "Company"), is party to a Credit Agreement, dated as of October 31, 1996, among the Company, BCP/Essex Holdings Inc., the Administrative Agent and the Lenders (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement");

                WHEREAS, pursuant to the terms of the Credit Agreement and the other Loan Documents, the Lenders have agreed to make certain Extensions of Credit (as hereinafter defined) to or for the benefit of the Company;

                WHEREAS, the Company owns directly or indirectly all of the issued and outstanding stock of each Guarantor;

                WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

                WHEREAS, the obligation of the Lenders to make the Extensions of Credit is conditioned upon, among other things, the execution and delivery by the Guarantors of this Guarantee;

                NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make the Extensions of Credit, each Guarantor hereby agrees with and for the benefit of the Administrative Agent and the Lenders as follows:

                1. Defined Terms. As used in this Guarantee, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings:

                "Adjusted Net Worth" of any Guarantor shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of such Guarantor as of the date of such determination, over (ii) the amount of all "liabilities of such Guarantor, contingent or otherwise", as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

                "Determination Date" shall mean, with respect to any
          Guarantor, the earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which such Guarantor is
          a debtor and (b) the date enforcement hereunder is sought with respect to such Guarantor.

                "Extensions of Credit" shall mean (i) all loans or advances made to the Company under any Loan Document, (ii) all letters of credit issued for the account of the Company under any Loan Document, (iii) all bankers' acceptances created for the account of the Company under any Loan Document and (iv) all other extensions of credit to or for the benefit of the Company under any Loan Document.

                "Maximum Guaranteed Amount" for any Guarantor shall mean, as of the Determination Date for such Guarantor, the sum of (i) an amount equal to the sum of each Extension of Credit (or portion thereof) the proceeds of which are used to make a Valuable Transfer (as hereinafter defined) to such Guarantor plus interest on such amount at the rate specified in the Credit Agreement plus (ii) the greater of (I) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the date of the execution of this Guarantee before giving effect to any Extensions of Credit made on such date and (II) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the Determination Date for such Guarantor. For purposes hereof, the term "Valuable Transfer" shall mean to (i) make a loan, advance or capital contribution to such Guarantor, (ii) acquire from such Guarantor debt securities or other obligations of such Guarantor, (iii) acquire property, any interest in which is transferred to such Guarantor (but only to the extent of the economic benefit to such Guarantor of the interest so transferred),
          (iv) purchase equity securities of such Guarantor or (v) otherwise confer, directly or indirectly, an economic benefit on such Guarantor (but only to the extent of such benefit).

                "Obligations" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Administrative Agent and the Lenders (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the other Loan Documents, the Letters of Credit or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, charges, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders that are required to be paid by the Company pursuant to the Credit Agreement) or otherwise.

                2. Guarantee (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent and the Lenders and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and each Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights under this Guarantee; provided, however, that, anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount as determined at the Determination Date for such Guarantor; and further provided, that the Maximum Guaranteed Amount for each Guarantor hereunder shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

                (b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor or of all of the Guarantors without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent and the Lenders hereunder.

                (c) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to its Maximum Guaranteed Amount until the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit are outstanding.

                (d) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Guarantee for such purpose.

                3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Paragraph 5 hereof. The provisions of this Paragraph 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

                4. Right of Set-off. Each Guarantor hereby irrevocably authorizes each Lender at any time and from time to time, if an Event of

    Default shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender hereunder and claims of every nature and description of such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement or any Revolving Credit Notes, as such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Lender agrees to notify such Guarantor promptly of any such set-off and the application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Company on account of the Obligations are indefeasibly paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit are outstanding. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent and the Lenders may determine.

                6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder and under the other Loan Documents notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender and this Guarantee, the Credit Agreement, any Revolving Credit Notes, the Loan Documents, any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Company or any such other Guarantor or guarantor or any release of the Company or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                7. Guarantee Absolute and Unconditional. To the extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company or any of the Guarantors and the Administrative Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. To the extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Revolving Credit Notes, any of the other Loan Documents, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Guarantor.

                8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at c/o Chase Agent Bank Services Group, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attn: Jesus Sang, Clearing Account No. 144-816-041.

                10. Representations and Warranties. Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this paragraph, be deemed to be a reference to such Guarantor's knowledge.

                Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing by the Company, and on the date of issuance of each Letter of Credit, under the Credit Agreement on and as of such date of borrowing or issuance as though made hereunder on and as of such date

                11.   Covenants.  Each Guarantor hereby agrees that, from and
    after the Effective Date and so long as the Revolving Credit Commitments remain in effect, any Revolving Credit Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the
    Administrative Agent under the Credit Agreement or any other Loan
    Document, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in
    Section 6 or 7 of the Credit Agreement, and so that no Default or Event of

    Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

                12. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Paragraph 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                15. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Guarantee represents the entire agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. This Guarantee shall be governed by and be construed and interpreted in accordance with the law of the State of New York.

                16. Notices. All notices, requests and demands given hereunder shall be given in accordance with Section 11.2 of the Credit Agreement, provided that all notices, requests and demands to or upon a Guarantor shall be addressed to such Guarantor at the address provided for such Guarantor in Schedule I hereto or at such other address of which the Administrative Agent shall have been notified pursuant to the Credit Agreement.

                17. Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                18. Submission To Jurisdiction; Waivers. Each of the Guarantors hereby irrevocably and unconditionally:

                (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at the address provided for such Guarantor in Schedule I hereto or at such other address of which the Administrative Agent shall have been notified pursuant to the Credit Agreement;

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Paragraph any special, exemplary, punitive or consequential damages.

                19. Termination. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, the Revolving
    Credit Commitments shall be terminated and no Letters of Credit are outstanding. At the request and expense of the Company, a Guarantor shall be released from its obligations hereunder, in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of in accordance with the terms of the Credit Agreement; provided that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                20. WAIVER OF JURY TRIAL. EACH OF THE GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

                IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                        DIAMOND WIRE & CABLE CO.


                                        By ____________________________
                                           Name:
                                           Title:

                                        ESSEX GROUP EXPORT INC.


                                        By ____________________________
                                           Name:
                                           Title:

                                        ESSEX INTERNATIONAL, INC.


                                        By ____________________________
                                           Name:
                                           Title:

                                        US SAMICA CORPORATION


                                        By ____________________________
                                           Name:
                                           Title:

                                        INTERSTATE INDUSTRIES HOLDINGS
                                         INC.


                                        By____________________________________
                                          Name:
                                          Title:

                                        INTERSTATE INDUSTRIES, INC.


                                        By____________________________________
                                          Name:
                                          Title:


                                                                    SCHEDULE I





                             Addresses of Guarantors


    c/o Essex Group, Inc.
    1601 Wall Street
    Fort Wayne, IN 46802
    ATTN: David A. Owen


                                                                   EXHIBIT G-1

                       [CRAVATH, SWAIN & MOORE LETTERHEAD]

                                                              October 31, 1996

                             BCP/Essex Holdings Inc.
                  Credit Agreement dated as of October 31, 1996

    Ladies and Gentlemen:

                We have acted as New York counsel to BCP/Essex Holdings Inc., a Delaware corporation ("Holdings"), in connection with the Credit Agreement dated as of October 31, 1996 (the "Credit Agreement"), among Holdings, Essex Group, Inc., a Michigan corporation ("Essex"), the lending institutions party thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent for the Lenders ("Administrative Agent"). This opinion is being delivered to you pursuant to Section 5.1(g)(i) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

                In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including (i) the Credit Agreement, (ii) each Note, (iii) the Pledge Agreements, (iv) the Security Agreements, (v) the Mortgages, (vi) the Subsidiary Guarantee, (vii) the Certificates of Incorporation of each of the Loan Parties, as amended,
    (viii) the By-laws of each of the Loan Parties, (ix) resolutions adopted by the Boards of Directors of each of the Loan Parties on October 28, 1996 and (x) executed copies of the Form UCC-1 financing statements listed on
    Schedule I hereto (the "Financing Statements"). The documents described in clauses (iii), (iv), (v) and (vi) of the immediately preceding sentence are sometimes referred to herein as the "Security Documents" and, together with the documents described in clauses (i) and (ii), are sometimes referred to herein as the "Loan Documents". We have also relied, with respect to certain factual matters, on the representations and warranties of the Loan Parties contained in the Loan Documents and have assumed compliance by the Loan Parties with the terms of the Loan Documents.

                In rendering our opinion, we have assumed the due authorization, execution and delivery of the Credit Agreement and the other Loan Documents by all parties thereto other than the Loan Documents as executed by Holdings and Essex International, Inc. ("Essex
    International").

                Based on the foregoing and subject to the qualifications hereinafter set forth, we are of opinion as follows:

                1. Holdings is a corporation incorporated under the laws of the State of Delaware, and, based solely on a certificate from the Secretary of State of the State of Delaware, Essex International is a corporation validly existing and in good standing under the laws of the State of Delaware.

                Each of Holdings and Essex International has all necessary corporate power and authority to execute and deliver the Loan Documents and to perform its obligations thereunder, and the execution and delivery of the Loan Documents by each of them, the performance of their obligations thereunder and the grant by them of security interests pursuant to the Security Documents have been duly authorized by all requisite corporate action on the part of each of Holdings and Essex International.

                2. The execution and delivery by the Loan Parties of the Loan Documents, the performance by the Loan Parties of their obligations thereunder and the grant by the Loan Parties of security interests pursuant to the Security Documents (a) will not result in or require the creation or imposition of any Lien on any of the properties or revenues pursuant to any agreement listed on Schedule I hereto; and (b) will not conflict with, result in a breach of or constitute a default under (i) the Certificate of Incorporation or By-laws of Holdings or Essex International, (ii) any law, rule or regulation of the United States of America (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or the State of New York or the General Corporation Law of the State of Delaware, (iii) the provisions of any agreement listed on Schedule I hereto or (iv) to our knowledge, any order or decree of any court or government agency or instrumentality. In connection with the foregoing, we point out that certain of the agreements referred to in clause (b)(iii) above are or may be governed by laws other than the laws of the State of New York. For purposes of the opinion expressed in this paragraph, however, we have assumed that all such agreements are governed by and would be interpreted in accordance with the laws of the State of New York.

                3. Each of Holdings and Essex International has duly executed and delivered each of the Loan Documents to which it is a party, and each such document constitutes a legal, valid and binding obligation of each of Holdings and Essex International, enforceable against each of Holdings and Essex International in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditor's rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. The foregoing opinion is subject to the following qualifications: (i) certain provisions of the Security Documents (including the Mortgages) are or may be unenforceable in whole or part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Security Documents, and each such Security Document contains adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby, except for economic consequences resulting from any delay imposed by, or any procedure required by, applicable New York laws, rules, regulations and court decisions and by constitutional requirements,
    (ii) insofar as provisions contained in the Loan Documents provide for indemnification, the enforceability thereof may be limited by public policy considerations, (iii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction, (iv) we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any lender may be located or where enforcement of the Security Documents may be sought that limits the rates of interest legally chargeable or collectible and (v) the enforceability of the Security Agreements and the Mortgages may be subject to the rights of lessees or other account debtors, the terms of the leases or other contracts between the relevant Loan Party and such lessees or other account debtors and any claims or defenses of such lessees or account debtors against such Loan Party.

                4. No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required in connection with the execution, delivery and performance by each of the Loan Parties of any of the Loan Documents or the grant by each of the Loan Parties of the security interests under the Pledge Agreements and the Security Agreements, other than (i) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect would not result, individually or in the aggregate, in a material adverse effect on each of Holdings and Essex International and its subsidiaries, taken as a whole, (ii) such registrations, filings and approvals under federal or state securities laws as may be necessary in connection with the sale of the Pledged Stock pursuant to the Pledge Agreements and (iii) filings of Uniform Commercial Code financing statements in appropriate offices in order to perfect certain security interests granted under the Security Agreements.

                5. No Loan Party is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. No Loan Party is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                6. Execution and delivery of the Pledge Agreements, together with delivery to and the continued possession by the Collateral Agent, in each case in the State of New York, of all the Pledged Stock, issued or endorsed in the name of the Collateral Agent or in blank or together with stock powers properly executed in the name of the Collateral Agent or in blank with respect thereto, will create a valid and duly perfected lien on and a security interest in the Pledged Stock pledged on the date hereof under the Pledge Agreements, which security interest in such Pledged Stock will be prior to any security interest, lien, charge or encumbrance that must be perfected by possession or filing under the Uniform Commercial Code of the State of New York as in effect on the date hereof (the "New York UCC"). The opinion expressed in this paragraph 6 is based on the assumption that the Collateral Agent and each of the Lenders have taken delivery of, and acquired their security interest in, the Pledged Stock in good faith and without notice of any adverse claim. For purposes of the foregoing sentence, the terms "good faith", "notice" and "adverse claim" shall have the meanings given to such terms in the New York UCC.

                7. The provisions of each of the Security Agreements are effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of each Loan Party in such of the Collateral (as defined in the relevant Security Agreement) as constitutes "accounts", "documents", "equipment", "general intangibles", "instruments" and "inventory" within the meaning of the New York UCC (such of the Collateral being hereinafter referred to as the "Specified Collateral"), to the extent that the creation of security interests in the Specified Collateral is governed by the New York UCC.

                The opinion expressed in this paragraph 7 is based on the
    assumption that all filings and recordings necessary to maintain the effectiveness of the Financing Statements will be made, including without limitation (i) continuation statements, which are required under Article 9
    of the New York UCC to be filed within the period of six months prior to the expiration of five years from the date of the original filing of the
    Financing Statements, and (ii) such other statements as may be required by
    (x) any change in name, identity or corporate structure of either of
    Holdings or Essex International or the Collateral Agent, (y) any change in the location of the chief executive offices of either of Holdings or Essex
    International, and (z) any change of location of any of the Collateral
    (which, in the case of Collateral removed from the State of New York, will require further action to be taken in the jurisdiction to which such
    Collateral has been removed).

                Our opinions expressed in paragraphs 6 and 7 are further qualified as follows:

                (a) in the case of instruments (as such term is defined in Article 9 of the New York UCC), not constituting part of chattel paper (as such term is defined in Article 9 of the New York UCC), the security interests of the Collateral Agent under the Security Agreement cannot be perfected by the filing of financing statements but will be perfected if possession thereof is obtained or maintained by the Collateral Agent in accordance with the provisions of Article 9 of the New York UCC;

                (b) we express no opinion as to any Loan Party's rights in or title to the Pledged Stock or any Collateral;

                (c) we express no opinion as to the validity or perfection of any security interests in any item of collateral other than the Pledged Stock existing on the date hereof and Specified Collateral, in any item of Collateral which is expressly excluded from the application of the New York UCC pursuant to Section 9-104 thereof, in any item of Collateral which consists of fixtures (as defined in Section 9-313 of the New York UCC) or in any item of Collateral which is subject to (A) a statute or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the New York UCC for filing to perfect such security interest or (B) a certificate of title statute;

                (d) we express no opinion as to the perfection of any security interest in any proceeds;

                (e) except as specifically set forth in paragraph 6, we express no opinion as to the priority of any security interest created under the Security Documents, and we express no opinion in paragraph 6 as to the relative priority of the security interest in the Pledged Stock as against (i) any claim or lien in favor of the United States of America or any agency or instrumentality thereof (including, without limitation, Federal tax liens and liens under Title IV of the Employee Retirement Income Security Act of 1974, as amended) or (ii) the claim of a lien creditor to the extent set forth in Section 9-301 of the New York UCC;

                (f) in the case of property which becomes Collateral after the date hereof, Section 552 of Title 11 of the United States Code (the
          "Bankruptcy Code") limits the extent to which property acquired by a
          debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

                (g) we express no opinion as to the validity or enforceability of any security interest in goods (as defined in the New York UCC) which have been bought by a buyer in the ordinary course of business (as defined in Section 1-201 of the New York UCC); and

                (h) we express no opinion in paragraph 7 as to what law, pursuant to Section 9-103 of the New York UCC, would govern perfection of the security interests granted in the Collateral.

                We express no opinion herein as to (i) the enforceability of any provisions contained in the Loan Documents purporting to preserve a debtor's liability for any deficiency after the sale of any collateral to the extent such sales are not conducted in accordance with the applicable provisions of the laws of the State of New York, (ii) Section 11.12(a) of the Credit Agreement and Section 18(a) of the Subsidiary Guarantee insofar as such Sections relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreements and the Loan Documents,
    (iii) the waiver of an inconvenient forum set forth in Section 11.12(b) of the Credit Agreement and Section 18(b) of the Subsidiary Guarantee,
    (iv) Section 11.7(b) of the Credit Agreement insofar as it relates to setoffs in respect of participations purchased in Loans or (v) any provision in any Loan Document insofar as it provides a right of setoff in respect of claims, credits or other obligations that are contingent or a right of setoff in respect of Obligations against deposits, indebtedness or other obligations of any entity other than the entity to which such Obligations are payable.

                We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Loan Parties, and the security interests of the Collateral Agent and the Lenders, under the Loan Documents, and we express no opinion thereon.

                We understand that you are satisfying yourselves as to the creation, perfection and priority of the security interests created under each of the Mortgages in the Mortgaged Properties and (to the extent that they do not purport to be governed by New York law) the enforceability of such Mortgages and, to the extent that this opinion addresses Loan Documents generally, we express no opinion with respect to the Mortgages with respect to such matters.

                Our opinion in paragraph 4 as to certain consents, authorizations, filings or any other acts, our opinion in paragraph 2 as to compliance with certain Requirements of Law and our opinion in paragraph 6 as to the priority of the security interests referred to therein are based upon (i) those consents, authorizations, filings and other acts and (ii) a review of the UCC and of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

                In connection with this opinion, including our opinion contained in paragraph 2 as to there being no violation of certain

    Contractual Obligations, we are not expressing any opinion as to whether Holdings or Essex has, as a factual matter, complied with or satisfied any applicable financial tests or ratios and have relied, without any independent verification, on the certificates of David A. Owen, the Chief Financial Officer of Essex, as to such matters.

                We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America. Our opinion set forth in paragraph 6 hereof is limited to Article 8 of the New York UCC, and our opinion set forth in paragraph 7 hereof is limited to
    Article 9 of the New York UCC.

                This opinion is rendered only to the Administrative Agent and the Lenders and their permitted transferees under the Credit Agreement and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                        Very truly yours,

                                        /s/ Cravath, Swaine & Moore



    The Lenders Party to the
      Credit Agreement
      referred to above

    The Chase Manhattan Bank, as Administrative Agent
    In care of Chase Securities, Inc.
       10 South LaSalle Street
          Chicago, IL 60603

    47NS

    O


                                                                    SCHEDULE I


                Indenture dated as of May 7, 1993, between Essex Group, Inc., and NBD Bank, National Association, as Trustee.

                Senior Unsecured Note Agreement dated as of April 12, 1995, among BCP/Essex Holdings Inc., Essex Group, Inc., the lenders party thereto and Chemical Bank, as administrative agent.



                              Officer's Certificate
                            10% Senior Notes Due 2003
                              ----------------------


          The undersigned is the Chief Financial Officer of Essex Group, Inc. ("Essex"), a Michigan corporation and a wholly owned subsidiary of BCP/Essex Holdings Inc. ("Holdings"). The undersigned is familiar with the terms and provisions of each of (i) the Indenture dated as of May 7, 1993 (the "Indenture"), between Essex and NBD Bank, National Association, in respect of the 10% Senior Notes Due 2003, (ii) the Senior Unsecured Note Agreement dated as of April 12, 1995 (the "Note Agreement"), among Holdings, Essex, the Lenders named therein and Chemical Bank, as administrative agent, (iii) the Agreement and Lease dated as of April 12, 1995 (the "Lease"), between Mellon Financial Services Corporation #3 and Essex, and (iv) the Credit Agreement dated as of October 31, 1996 (the "Credit Agreement"), among Holdings, Essex, the Lenders named therein and The Chase Manhattan Bank, as administrative agent. In connection with the foregoing, the undersigned hereby certifies that:

          1. To the best of my knowledge, no violation of the terms and provisions of or obligations under the Indenture has or will occur as a result of the execution of the Note Agreement, the Lease or the Credit agreement, and no violation of such terms and provisions or obligations has or will result from the consummation of the transactions contemplated thereby.

          2. Specifically, and in connection with Section 4.04(a) of the Indenture, the Consolidated EBITDA Coverage Ratio (as defined in the Indenture), after giving effect to the incurrence of all Debt to be incurred under the Note Agreement, the Lease and the Credit Agreement, and the receipt and application of the proceeds thereof, would be greater than
    2.0 to 1 (the calculation of which is set forth on Exhibit A hereto).

          3. Specifically, and in connection with Section 4.04(b)(iv) of the Indenture, the obligations of Essex under the Lease are "Capital Lease Obligations" under, and as defined in, the Indenture and do not exceed in the aggregate, together with any other "Capital Lease Obligations" and guarantees of joint venture obligations thereof, $25,000,000.

          4. The calculation attached hereto is true and correct and hs been made on good faith assumptions and has been calculated in accordance with the terms and provisions of the Indenture.


                                  ______________________________
                                  David A. Owen

    Dated: October 31, 1996


    Essex Group, Inc.                                                Exhibit A
    Consolidated EBITDA Coverage Ratio

    As defined in the Sr. Note re Section 4.04(a). Calculated on a Proforma basis as of June 30, 1996.

    Events affecting the Proforma calculation include the following:
          (1)   Issuance of Debt by Essex International, Inc., beginning May,
                1996
          (2)   Asset Acquisition of Electro Brownell, October, 1995
          (3)   Asset Acquisition of BICC Phillips, March, 1996
          (4)   Asset Acquisition of Triangle Wire & Cable, October, 1996

    Impact of the above:
          (a) Increased interest expense from debt related to each. Included in Proforma interest expense as if incurred at beginning of period.
          (b) EBITDA is to be increased by earnings of each acquisition for the period. This is assumed to be zero.

          Consolidated Adjusted Net Income          ($million)
                Actual                  40.1
                Proforma interest       (7.1)
                                        -----
                Proforma Income         33.0        33.0

    +     Consolidated Interest Expense
                Actual                  38.7
                Proforma interest        7.1
                                        ----
                Total Interest          45.8         45.8

    +     Income Taxes                               20.2
    +     Depreciation (excluding purchase actg.)    17.7
    +     Amortization                                2.3
    +     Other Non-Cash Charges                      2.7
                                                     ----
          Defined EBITDA                            121.7

          Proforma Interest Expense                  45.8
          Consolidated EBITDA Coverage Ratio         2.66


                                                                   EXHIBIT G-2
                                ESSEX GROUP, INC.
                                 1601 Wall Street
                          Fort Wayne, Indiana 46801-1601


                                                              October 31, 1996


    Dear Sirs:

                I have acted as counsel to Essex Group, Inc., a Michigan corporation ("Essex"), BCP/Essex Holdings Inc., a Delaware corporation ("Holdings"), and the subsidiaries of Essex set forth in Schedule II (the "Subsidiaries") in connection with the preparation, execution and delivery of the Credit Agreement dated as of October 31, 1996 (the "Credit Agreement"), among Holdings, Essex, the lenders party thereto (the "Lenders") and The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent").

                This opinion is furnished to you pursuant to
    Section 5.1(g)(ii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                In connection with this opinion, I have examined (a) executed copies of the Credit Agreement and each other Loan Document and (b) copies of such corporate documents and records of the Essex Entities (as defined below) and certificates of public officials and officers of the Essex Entities and such other documents as I have deemed necessary or appropriate for the purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the due authorization, execution and delivery of the Credit Agreement and the other Loan Documents by the parties thereto (other than the Essex Entities), the authenticity of all documents submitted to me as originals and the conformity to authentic, original documents of all documents submitted to me as certified, conformed or photostatic copies. As to any facts material to this opinion set forth below which I did not independently establish or verify, I have relied upon representations of officers or representatives of the Essex Entities.

                Based upon the foregoing, I am of the opinion that:

                1. Holdings is a corporation incorporated under the laws of the State of Delaware. Each of Essex and the Subsidiaries that are Loan Parties (Essex, Holdings and such Subsidiaries constituting, collectively, the "Essex Entities") (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Effective Date and (c) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and/or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                2. Each of the Essex Entities had, at the time they were executed, the corporate power and authority, and the legal right, to make, deliver and perform each of the Loan Documents to which it is a party.


                                        2

    Each of the Essex Entities has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement, to grant the Liens pursuant to the Security Documents to which it is a party and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Except as previously disclosed to the Lenders and the Agent in the Credit Agreement, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority or, to the best of my knowledge, any other Person is required in connection with the execution, delivery or performance by each of the Essex Entities, or the validity or enforceability, of any of the Loan Documents to which such entity is a party, except for filings in connection with the perfection of Liens created by the Security Documents to which such entity is a party. Each of the Loan Documents to which any of the Essex Entities is a party has been duly executed and delivered by such entity.

                3. The execution, delivery and performance of the Loan Documents by each of the Essex Entities and the borrowings under the Credit Agreement and the use of the proceeds thereof will not (a) violate any Requirement of Law (excluding Regulations U, T, G and X of the Board of Governors of the Federal Reserve System and excluding any Requirement of Law other than under the laws of the United States, the State of Indiana or the State of Michigan or the General Corporation Law of the State of Delaware (the "GCL")), (b) to the best of my knowledge after due inquiry, violate any order, writ, judgment, injunction, decree, determination or award of any court or governmental instrumentality presently in effect which affects or binds any of the Essex Entities or any of their respective properties, (c) violate any Contractual Obligation of any of the Essex Entities under any agreement listed on Schedule I hereto or, to the best of my knowledge, any other Contractual Obligation of any of the Essex Entities or (d) to my knowledge, result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation of any of the Essex Entities, except the Liens created pursuant to the Security Documents.

                4. To the best of my knowledge after due inquiry, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any of the Essex Entities or against any of their respective properties or revenues
    (a) with respect to any Loan Document, the Loans or the use of the proceeds thereof, any Letter of Credit or any Lien contemplated by the Loan Documents or (b) which has a reasonable possibility of an adverse determination and, if adversely determined, (i) would affect the legality, validity or enforceability or any Loan Document or (ii) would have a Material Adverse Effect.

                5. Schedules II and III hereto set forth, as of the Effective Date, with respect to each class of the Capital Stock of each of the Essex Entities (a) the number of authorized, issued and outstanding shares of such class and (b) the number of shares owned of record and beneficially by each of Holdings and Essex. All the shares of such Capital Stock of each of the Essex Entities described on such Schedule are validly issued, fully paid and nonassessable. To the best of my knowledge, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or any other agreements or commitments of any nature with respect to the Capital Stock of Holdings, Essex or any of the Subsidiaries, except as set forth on Schedules III and IV hereto.


                                        3

                My opinion in paragraph 3 as to compliance with certain Requirements of Law is based upon a review of those laws, statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

                In connection with this opinion, including my opinion contained in paragraph 3 as to there being no violation of certain Contractual Obligations, I am not expressing any opinion as to whether Essex has as a factual matter satisfied or complied with any applicable financial tests or ratios and have relied, without any independent verifications, on the certificate of David A. Owen, the Chief Financial Officer of Essex, as to such matters.

                I am admitted to practice in the State of Indiana. I express no opinion as to matters governed by any laws other than the laws of the State of Indiana, the laws of the State of Michigan, the Federal laws of the United States of America and the GCL. I have assumed that, insofar as the substantive laws of the State of Michigan and the GCL may be applicable to any matters opined on herein, such laws are identical to the substantive laws of the State of Indiana.

                This opinion is rendered only to the Administrative Agent and the Lenders and their permitted transferees and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the Administrative Agent or the Lenders or their permitted transferees for any other purpose or relied upon by any other person, firm or corporation for any purpose without my prior written consent.

                Very truly yours,

                /s/ Debra F. Minnott



    The Lenders Party to the
      Credit Agreement
      referred to above

    The Chase Manhattan Bank, as Administrative Agent
    In care of Chase Securities, Inc.
       10 South LaSalle Street
          Chicago, IL 60603


                                                                    SCHEDULE I



                Indenture dated as of May 7, 1993, between Essex Group, Inc., and NBD Bank, National Association, as Trustee.

                Senior Unsecured Note Agreement dated as of April 12, 1995, among BCP/Essex Holdings Inc., Essex Group, Inc., the lenders party thereto and Chemical Bank, as administrative agent.


                                                                   SCHEDULE II
    [CAPTION]

                   Company Name                    Shares*              Shareholder

                    (Domicile)                  Auth'd.   Issued       (# of Shares)
                    ----------                  -------   ------       -------------

                                                                         BCP/Essex
      Essex Group, Inc. (Michigan)                                     Holdings Inc.
      (Formerly UAE of Michigan, Inc.)            1,000      100           (100)

                                                                     Essex Group, Inc.
      Essex International, Inc. (Delaware)          100      100           (100)
                                                                     Essex Group, Inc.
      US Samica Corporation (Vermont)            66,666   43,200          (43,200)

                                                                     Essex Group, Inc.
      Diamond Wire & Cable Co. (Illinois)           250       25            (25)
      Essex Group Export Inc. (U.S. Virgin                           Essex Group, Inc.
      Islands)                                    1,000    1,000          (1,000)

                                                                     Essex Group, Inc.
                                                                          (42.656)
      Interstate Industries Holdings Inc.                             CMP Group, Inc.
      (Delaware)                                  2,000    53.32          (10.664)

                                                                   Interstate Industries
      Interstate Industries, Inc.                                      Holdings Inc.
      (Mississippi)                                 500      100           (100)



    *All shares are Common Stock


                                                                  SCHEDULE III


                The authorized Capital Stock of Holdings consists of 150,000,000 shares of Common Stock, divided into Class A Common Stock ($.01 par value) and Class B Common Stock ($.01 par value).

                There are outstanding as of the date of the attached opinion 47,237,698 shares of Class A Common Stock.

                There are outstanding as of the date of the attached opinion warrants to purchase 5,666,738 shares of Common Stock of Holdings and options to purchase 5,570,950 shares of Common Stock of Holdings.

                Capitalized terms used herein have the meanings assigned thereto in the attached opinion or the Credit Agreement (as defined in such opinion).


                                                                   SCHEDULE IV


                Set forth below are agreements (as amended from time to time) known to us on the date of the attached opinion providing for subscriptions, options, warrants, calls, rights (including preemptive rights) or any other agreement or commitments of any nature with respect to the Capital Stock of BCP/Essex Holdings Inc. (Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the attached opinion or in the Credit Agreement (as defined in such opinion).):

          Amended and Restated Stock Option Agreement.

          Amended and Restated Stock Option Plan.

          BCP Stock Subscription Agreement dated as of October 9, 1992, between Bessemer Capital and BCP/Essex Holdings Inc. (formerly Acquisition Corporation).

          Investors Shareholders Agreement dated as of October 9, 1992, among BCP/Essex Holdings Inc. (formerly Acquisition Corporation), Bessemer Holdings, L.P., DLJ, Goldman and Chase Equity Associates ("CEA").

          Irrevocable Proxies dated as of October 9, 1992, granted to Bessemer Capital by each Management Investor.

          Management Option Continuation Agreements dated as of October 9, 1992, between BCP/Essex Holdings Inc. (formerly Acquisition Corporation) and the Management Optionholders.

          Management Stock Subscription Agreements dated as of October 9, 1992, between BCP/Essex Holdings Inc. (formerly Acquisition Corporation) and each individual Management Investor.

          Management Stockholders and Registration Rights Agreement dated as of October 9, 1992, among BCP/Essex Holdings Inc. (formerly Acquisition Corporation), Bessemer Holdings, L.P. and each of the Management Investors.

          Registration Rights Agreement dated as of October 9, 1992, among BCP/Essex Holdings Inc. (formerly Acquisition Corporation), DLJ, Goldman and CEA.

          Stock and Warrant Subscription Agreement dated as of October 9, 1992, among Acquisition Corporation, DLJ, Goldman and CEA.

          Stock Option Agreements.

          The Certificate of Incorporation of Holdings, including the Certificates of Designation relating to the Series A Cumulative Redeemable Exchangeable Preferred Stock of Holdings.

          Warrant Agreement dated as of October 9, 1992, among BCP/Essex
          Holdings Inc. (formerly Acquisition Corporation), DLJ and Goldman.


                                                                   EXHIBIT G-3


                        FORM OF OPINION OF LOCAL COUNSEL1/




                                        October 31, 1996




    The Lenders Parties to the
     Credit Agreement
     referred to below

    The Chase Manhattan Bank,
     as Administrative Agent
    270 Park Avenue
    New York, New York  10017

    Dear Sirs:

                We have acted as special local counsel in the state of ________________ (the "State") to Chemical Bank, as Administrative Agent for the Lenders referred to below, in connection with the preparation, execution and delivery of the Credit Agreement, dated as of April __, 1995 (the "Credit Agreement"), among BCP/Essex Holdings Inc., a Delaware corporation ("Holdings"), Essex Group, Inc., a Michigan corporation (the "Company"), the lenders parties thereto (the "Lenders") and Chemical Bank, as agent (in such capacity, the "Administrative Agent"), and the other Loan Documents referred to in the Credit Agreement.

          This opinion is furnished to you pursuant to Section 5.1(f)(iii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

          In connection with this opinion, we have examined execution copies of (i) the Credit Agreement and (ii) each of the Security Documents listed on Annex I hereto (the "State Security Documents;" together with the Credit Agreement, the "Loan Documents"). We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, certificates of officers of the Loan Parties, and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. For the purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.
    _______________
    1/ This Form of opinion contains only basic provisions and is subject to further comment by each Local Counsel. Certain assumptions and exceptions particular to the laws of each local jurisdiction will be included in the actual opinions delivered.


                                        2

          You have advised us that in rendering this opinion, we may assume that (i) the actions of the parties to this transaction are permitted under their respective charter documents; (ii) each of the Loan Documents was duly authorized, executed and delivered by the respective parties thereto in the form of the execution copies reviewed by us and (iii) each of the Loan Documents was negotiated by the various parties thereto principally in the State of New York and such documents were executed and delivered in New York, where the closing and the funding are to take place.
          Based on the foregoing, we are of the opinion that:

          1. Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party nor the performance by such Loan Party of any of its obligations thereunder does or will violate any applicable Requirement of Law of the State.

          2. No license, notice, authorization, consent, exemption, franchise or other approval of, permit or action by, or registration, declaration of filing with any Governmental Authority of the State or any political subdivision thereof is required on the part of any Loan Party in connection with its execution and delivery of, and the performance of its obligations under, any of the Loan Documents or the grant of the liens and security interests created by the State Security Documents, or for the exercise by the Administrative Agent of its rights and remedies thereunder, except for (i) the filing of the financing statements referred to in paragraph 3 below and (ii) the recordation of the Mortgages referred to in paragraph 5 hereof. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party will not violate any Requirement of Law of the State or any political subdivision thereof.

          3. Insofar as the laws of the State are concerned, the provisions of each Security Agreement listed on Annex I hereto are effective to create in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral described therein, and when UCC-1 financing statements for each Loan Party to any such Security Agreement in the form attached hereto as Annex II have been filed with the office of the Secretary of State of the State [and with the [Appropriate Local Office]] (the "Filing Offices"), the Administrative Agent shall have a fully perfected security interest in all right, title and interest of the Loan Parties in the State Collateral (as defined below) under the Uniform Commercial Code of the State (the "UCC"), as security for the payment of the Obligations. As used in this paragraph, "State Collateral" means all equipment and inventory (as each such term is defined in the UCC) located in the State, all accounts, chattel paper and general intangibles (as each such term is defined in the UCC) of each Loan Party located in the State (within the meaning of Section 9-103 of the UCC) and all other Collateral as to which filing UCC-1 financing statements in the Filing Offices is an appropriate method of perfection.

          4. Section 9-103 of the UCC provides that the laws (including the conflict of laws rules) of the jurisdiction of the chief executive office or place of business of a debtor governs the perfection, and the effect of perfection or non-perfection, of a security interest in the accounts, general intangibles, and mobile goods, and of a non-possessory security interest in chattel paper, of such debtor (each as defined in the UCC).

          5. Each Mortgage listed on Annex I hereto (a) is in proper form for execution and recording in the office referred to on Annex I with


                                        3

    respect so such Mortgage (the "Recorder's Office"), (b) constitutes a valid mortgage [deed of trust] enforceable in accordance with its terms under all applicable laws in effect in the State, (c) is effective to create a legal, valid and enforceable lien on all right, title and interest of the Loan Party thereto in the Mortgaged Property referred to herein as security for the payment of the Obligations, enforceable as such against such Loan Party and (d) when filed for recording in the Recorder's Office, will constitute a fully perfected lien on such Mortgaged Property.

          6. The courts of the State will enforce those provisions in the Loan Documents which stipulate that the validity, construction and enforceability of such agreement will be governed by the laws of the State of New York, except to the extent that the laws of the State shall govern the perfection and effect of perfection of the security interests created thereunder and the enforceability of the security interest in the collateral located in the State.

          7. Neither the Administrative Agent nor any of the Lenders will become subject to any income, franchise, or other tax imposed by a Government Authority of the State solely by reason of the transactions contemplated by the Loan Documents.

                                        Very truly yours,

                                        _______________________________


                                                                     EXHIBIT H


                           FORM OF CLOSING CERTIFICATE

                Pursuant to Section 5.1(d) of the Credit Agreement, dated as of October 31, 1996 (the "Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined herein) among BCP/ESSEX HOLDINGS INC., ESSEX GROUP, INC., the lenders parties thereto (the "Lenders") and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders, the undersigned [Vice] President of [Name of Loan Party] (the "Certifying Loan Party") hereby certifies as follows:

                1. The representations and warranties of the Certifying Loan Party contained in each Loan Document to which it is a party or in any certificate, document or financial or other statement furnished by or on behalf of the Certifying Loan Party pursuant to or in connection with any Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

                2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any extensions of credit to be made on the date hereof;

                [3.   Attached hereto as Exhibit A are true and correct copies
          of all consents, authorizations and filings (other than filings of the type referred to in Section 5.1(m) of the Credit Agreement) required to be obtained from or made with any Governmental Authority or any other Person in connection with the execution, delivery, performance, validity or enforceability of the Credit Agreement, and such consents, authorizations and filings are in full force and effect;1/]

                4.    ____________________ is and at all times since
          ______________ 19__, has been the duly elected and qualified [Assistant] Secretary of the Certifying Loan Party and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

    and the undersigned [Assistant] Secretary of the Certifying Loan Party hereby certifies as follows:

                5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred affecting or to my knowledge threatening the corporate existence of the Certifying Loan Party;

    _______________
    1/    Insert in Closing Certificate of the Company only.


                                                                             2



                6. The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of _______________;

                7. Attached hereto as Exhibit [A] [B] is a complete and correct copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on _________, 19__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

                8. Attached hereto as Exhibit [B] [C] is a complete and correct copy of the by-laws of the Certifying Loan Party as in effect at all times since _________________, 19__ to and including the date hereof; and attached hereto as Exhibit [C] [D] is a true and complete copy of the certificate of incorporation of the Certifying Loan Party as in effect at all times since ___________________, 19__ to and including the date hereof;

                9. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and such officers have held such offices with the Certifying Loan Party at all times since ________________, 19__ to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party any Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to any Loan Document:

          Name                    Office                     Signature

    __________________      [Vice] President ________________________

    __________________      [AssistantSecretary _____________________

                IN WITNESS WHEREOF, the undersigned have hereto set our names.



    ________________________            _____________________________


    Title:  [Vice] President            Title:  [Assistant] Secretary

    Date:  October 31, 1996


                                                                     EXHIBIT I


                       [FORM OF ASSIGNMENT AND ACCEPTANCE]


                Reference is made to the Credit Agreement, dated as of October 31, 1996, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among Essex Group, Inc., BCP/Essex Holdings Inc., the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This Assignment and Acceptance, between the Assignor (as set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as set forth on Schedule 1 hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule 1 hereto and made a part hereof, the "Effective Date").

                1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an interest (the "Assigned Interest") as specified on Schedule 1 hereto, in and to the Assignor's rights and obligations under the Credit Agreement respecting those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 (the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor's rights under Section 2.16 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Effective Date and (ii) both Assignor and Assignee shall be entitled to the benefits of Section 11.5 of the Credit Agreement.

                2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other Loan Party or the performance or observance by the Company, any of its Subsidiaries or any other Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto;

                3.    The Assignee (i) represents and warrants that it is
    legally authorized to enter into this Assignment and Acceptance; (ii)
    confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 4.1 thereof and other such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its


                                                                             2



    own credit decisions in taking or not taking action under the Credit Agreement and each other Loan Document; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to
    Section 2.16(b) of the Credit Agreement to deliver on or prior to the date of this Assignment and Acceptance and thereafter as specified in said
    Section 2.16, the forms prescribed by the Internal Revenue Service of the United States certifying the Assignee's complete exemption from United States federal withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or where, because of a Tax Law Change, the Assignee is no longer entitled to a complete exemption from United States federal withholding tax on such payments to it but is entitled to a reduced rate of taxation with respect to such payments, the Assignee shall deliver such other documents as are necessary to indicate that all such payments are subject to such reduced rate of taxation.

                4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to
    Section 11.6(d) of the Credit Agreement, effective as of the Effective Date (which shall not be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent of the executed Assignment and Acceptance).

                5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.


                IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule 1 hereto.


                                                                             1


                Schedule 1 to Assignment and Acceptance Respecting
    Credit Agreement, dated as of October 31, 1996, among Essex Group, Inc., BCP/Essex Holdings Inc., the Lenders named therein and The Chase Manhattan
                          Bank as Administrative Agent

    Name of Assignor:

    Name of Assignee:

    Effective Date of Assignment:

    [CAPTION]


                              Revolving Credit Commitment Percentage Assigned
                              (to at least fifteen decimals)
                              (shown as a percentage of aggregate principal
    Principal Amount Assigned Commitment Percentages of all Lenders
    ASSIGNEE                  ASSIGNOR

    By:____________________   By:_____________________
       Name:                     Name:
       Title:                    Title:

    Accepted for Recordation  Consented To:
    in the Register:
    THE CHASE MANHATTAN BANK, ESSEX GROUP, INC.
    as Administrative Agent

                              By:_____________________
                                 Name:
                                 Title:

    By:____________________   THE CHASE MANHATTAN BANK,
       Name:                   as Administrative Agent
       Title:

                              By:______________________
                                 Name:
                                 Title:
                              COMERICA BANK, as Issuing
                               Lender


                              By:______________________
                                 Name:
                                 Title:
    /TABLE

                                                                     [Indiana]

                                     MORTGAGE



                THIS MORTGAGE, dated as of October 31, 1996 is made by ESSEX GROUP, INC., a Michigan corporation ("Mortgagor"), whose address is 1601 Wall Street, Fort Wayne, Indiana 46802, to THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for itself and the other Lenders (as defined below) (in such capacity, "Mortgagee"), whose address is 270 Park Avenue, New York, New York 10017. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                    Background


                A. BCP/Essex Holdings, Inc., Mortgagor, the banks and other financial institutions parties thereto and Chemical Bank (as predecessor-in-interest to Mortgagee), as agent, are parties to the Credit Agreement, dated as of April 12, 1995 (as amended through the date hereof, the "Existing Credit Agreement"). BCP/Essex Holdings, Inc. and Mortgagor have requested that the Existing Credit Agreement be terminated on the Effective Date.

                B. Mortgagor has requested that (i) the Lenders make revolving credit loans (the "Loans") to Mortgagor in an aggregate
    principal amount not to exceed $          , the proceeds of which shall be
    used (a) to refund loans outstanding under the Existing Credit Agreement on the Effective Date, (b) to finance the working capital requirements of Mortgagor and its Subsidiaries, (c) to finance the acquisition and assumption of substantially all of the assets and certain related liabilities of certain businesses of Triangle Wire & Cable, Inc. and related costs and expenses, (d) to pay reasonable fees and expenses in connection with the transactions contemplated hereby and (e) for general corporate purposes, and (ii) the Issuing Lender issue Letters of Credit for the account of Mortgagor in an aggregate amount not to exceed $25,000,000 at any time outstanding.

                C. BCP/Essex Holdings Inc., Mortgagor, the several banks and financial institutions from time to time parties thereto (the "Lenders") and Mortgagee have entered into that certain Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate provided for in Section 2.11(d) of the Credit Agreement.


                D. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

                E.    Pursuant to the terms of the Credit Agreement, the
    Lenders have agreed to make the Loans and the Issuing Lender has agreed to


                                                                             2


    issue Letters of Credit, on the condition, among others, that the Loans, all amounts due in connection with the Letters of Credit and all other obligations of Mortgagor to Mortgagee and the Lenders under the Credit Agreement and the other Loan Documents (as defined below) be secured by a mortgage lien upon, and a security interest in, the Mortgaged Property (as defined below). The Loans mature on or before the Revolving Credit Termination Date. The Credit Agreement is hereby incorporated into and made a part of this Mortgage.

                F. In order to satisfy the condition referred to in the immediately preceding recital, Mortgagor has agreed to execute and deliver this Mortgage.

                                 Granting Clauses

                For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

                (a) (i) the repayment of the Loans, (ii) the payment of all interest on, and fees payable in connection with, the Loans, (iii) the payment of any and all reimbursement obligations in respect of, and all other amounts due in connection with, the Letters of Credit and/or the Applications, including, without limitation, all fees and costs related thereto, (iv) payment of all commitment fees and other amounts payable by Mortgagor pursuant to the terms of the Credit Agreement and (v) all amounts payable by Mortgagor to the Lenders or any affiliate thereof pursuant to the terms of any interest rate swap agreements or other interest rate protection products entered into by Mortgagor and the Lenders (the items set forth in clauses
          (i) through and including (v) being referred to collectively as the "Indebtedness");

                (b) the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") under or pursuant to the provisions of the Credit Agreement, the Letters of Credit, the Applications, this Mortgage, any other document securing payment of the Indebtedness (such other documents securing payment of the Indebtedness together with this Mortgage, collectively, the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Letters of Credit, the Applications, the Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents"); and

                (c) this Mortgage shall secure: (i) the maximum principal amount, exclusive of any items described in (ii) below, of Six
          Hundred Million Dollars ($600,000,000), including any additional advances made from time to time after the date hereof pursuant to this Mortgage or the Credit Agreement whether made as an obligation, made at the option of the Mortgagee and/or the Lenders, made after a reduction to a zero (0) or other balance, or made otherwise, (ii)


                                                                             3


          all other amounts payable by Mortgagor, or advanced by Mortgagee and/or the Lenders for the account, or on behalf, of Mortgagor, pursuant to the Security Documents or the other Loan Documents, including, without limitation, amounts advanced with respect to the Mortgaged Property (as defined below) for the payment of taxes, assessments and insurance premiums and costs incurred for the protection of the Mortgaged Property to the same extent as if the future obligations and advances were made on the date of execution of this Mortgage; and (iii) future modifications, extensions, and renewals of any Indebtedness or Obligations secured by this Mortgage; pursuant to Indiana Code 32-8-11-9, the lien of this Mortgage with respect to future advances, modifications, extensions, and renewals referred to herein shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that the future advance, modification, extension, or renewal may occur after the Mortgage is executed and/or recorded;

    MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

                (A)  the Real Estate;

                (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and


                                                                             4


          antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

                (F) all right, title and interest of Mortgagor, as lessor, in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

                (G) all right, title and interest of Mortgagor in and to all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

                (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                (I)  all right, title and interest of Mortgagor in and to (i)
          all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the
          Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate


                                                                             5


          or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

                (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; and

                (K) all proceeds, both cash and noncash, of the foregoing (except to the extent otherwise provided in the Credit Agreement);

                (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Mortgaged Property").

                TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

                               Terms and Conditions

                Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

                1. Warranty of Title. Mortgagor warrants that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and the matters referred to in Section 7.3 of the Credit Agreement (the "Permitted Exceptions") and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

                2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Credit Agreement and shall perform all the Obligations, without relief from applicable valuation and appraisement laws.

                3.  Requirements.

                (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of


                                                                             6


    each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

                (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to encroach upon or be served by the Premises or any part thereof or any interest therein to fulfill any Legal Requirement (except to the extent such encroachment or service is pursuant to a Permitted Exception), and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this Section shall be void.

                4. Payment of Taxes and Other Impositions. 1. Mortgagor shall pay and discharge, no later than the last day when same may be paid without interest or penalty, all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Mortgagor shall, within 30 days of specific request of Mortgagee (which shall not be made prior to the earlier of the last day when the Imposition in question may be paid without interest or penalty or the date such Imposition is actually paid), deliver to Mortgagee (i) original or copies of receipted bills and canceled checks evidencing payment of such Imposition if it is a real estate tax or other public charge or (ii) evidence reasonably acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.


                                                                             7


                (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay, if an Event of Default shall have occurred and be continuing, any Imposition after the date such Imposition shall have become due, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

                (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof. Mortgagor shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage to the extent the same may or will result in any expense, cost or loss to Mortgagee.

                5.  Insurance.  (a)  Mortgagor shall maintain or cause to be maintained on all of the Premises insurance as required under Section 6.5
    (Maintenance of Property; Insurance) of the Credit Agreement.  Each
    insurance policy (other than flood insurance written under the National
    Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide (to the extent that such provisions are generally commercially available from insurance companies having an A.M.
    Best Company, Inc. rating of A or higher and a financial size category of not less than XI) that it shall not be canceled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, may provide for deductibles in commercially reasonable amounts, and contain a "Replacement Cost
    Endorsement" without any deduction made for depreciation and with no co-
    insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable solely to Mortgagee (except as otherwise provided in Section 5(e) below) as Mortgagee's interest may appear, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of
    A or higher and a financial size category of not less than XI, or otherwise as approved by Mortgagee.  Liability insurance policies shall name Mortgagee as an additional insured.  The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee.  Each policy shall expressly provide that any proceeds which are payable to Mortgagee (pursuant to the terms of Section
    5(e) below) shall be paid by check payable to the order of Mortgagee only and require the endorsement of Mortgagee only.  If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever (sufficient in Mortgagee's reasonable judgment) such insurance shall become unsatisfactory to Mortgagee, Mortgagor shall promptly obtain new or additional insurance satisfactory to Mortgagee (after notice from
    Mortgagee in the case that Mortgagor's obligation so to obtain new or additional insurance results solely from the fact that such insurance in
    Mortgagee's reasonable judgment has become unsatisfactory to Mortgagee).
    Mortgagor shall not take out any separate or additional insurance which is


                                                                             8


    contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

                (b) Mortgagor shall deliver to Mortgagee a certificate or certificates of the insurance required to be maintained hereunder reasonably acceptable to Mortgagee. Mortgagor shall (i) pay all premiums for insurance not later than the earlier of (A) 30 days after the effective date or renewal date, as the case may be, of each insurance policy or (B) 30 days after the date (not earlier than such effective or renewal date, as the case may be) on which the bill for the premium for such insurance is rendered by the insurer with respect thereto (but in any event, not later than the last day before which the policy would be terminated for failure to pay such premium) and (ii) not later than the date of renewal of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed certificate of insurance with standard non-contributory mortgage clauses in favor of and acceptable to Mortgagee. Within 30 days of specific request of Mortgagee (which shall not be made prior to the earlier of the date the payment is required to be made hereunder or the date payment is actually made), Mortgagor shall deliver to Mortgagee evidence of payment of the premium for such insurance reasonably satisfactory to Mortgagee. In no event shall Mortgagor permit the cancellation of the insurance coverage herein required due to non-payment of premiums.

                (c) If Mortgagor is in default beyond the applicable grace period provided in the Credit Agreement of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

                (d) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any fire or "all-risks" insurance policy or void the coverage provided thereunder. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any other insurance policy or void coverage provided thereunder unless Mortgagor promptly replaces such policy or coverage, as the case may be, with a policy or coverage, as the case may be, in conformity with the provisions hereof and in the Credit Agreement pertaining to insurance.

                (e) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any material claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give prompt notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and the reasonably estimated cost to repair such damage is less than the lesser of (i) 50% of the replacement cost of the Improvements at the


                                                                             9


    affected Real Estate site and (ii) $1,000,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage and adjustment of the insurance loss, if any, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty and an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for loss directly to Mortgagee if the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage exceeds the above limit or if an Event of Default shall have occurred and is continuing. Unless such Mortgaged Property is described in Section 7.6(a) of the Credit Agreement, and except as otherwise provided in the Credit Agreement, Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property, and, if an Event of Default shall have occurred and be continuing, Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee shall be applied by Mortgagee toward reimbursement of all costs and expenses of Mortgagee in collecting such proceeds, and the balance,
    (i) if an Event of Default shall have occurred and is continuing, at Mortgagee's option in its sole and absolute discretion, to the principal and interest due or to become due in respect of the Loans (in the manner set forth for mandatory prepayments in Section 2.8(c) of the Credit Agreement), to fulfill any other Obligation of Mortgagor, to the restoration or repair of the property damaged, or released to Mortgagor or
    (ii) if an Event of Default shall not have occurred and be continuing, released to Mortgagor. In the event Mortgagee elects (or in accordance with clause (ii) of the immediately preceding sentence, is obligated) to release such proceeds to Mortgagor, Mortgagor shall be obligated to use such proceeds to restore or repair the Mortgaged Property (except to the extent otherwise provided in the Credit Agreement). Application by Mortgagee of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Loans shall not excuse Mortgagor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

                (f) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

                (g)  Mortgagor may maintain insurance required under this
    Mortgage by means of one or more blanket insurance policies maintained by


                                                                            10


    Mortgagor; provided, however, that (A) any such policy (to the extent generally commercially available from insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XI) shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, property insurance coverage shall be allocated to the Mortgaged Property in an amount equal to the replacement value of the Mortgaged Property and liability insurance shall be allocated to the Mortgaged Property in an amount equal to coverage required as provided above, and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

                6. Restrictions on Liens and Encumbrances. Except as permitted under Section 7.3 (Limitation on Liens) of the Credit Agreement, except for the Liens of the Security Agreements and except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

                7. Due on Sale and Other Transfer Restrictions. Except as permitted under Section 7.6 (Limitation on Sale of Assets) of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

                8. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly after adjustment of any applicable insurance claim of a loss any part of the Premises which may be damaged or destroyed by any casualty whatsoever except to the extent the same is no longer required for the conduct of Mortgagor's business and Mortgagor has not received insurance proceeds with respect thereto. The Improvements shall not be demolished or materially altered without the prior written consent of Mortgagee; provided, that Mortgagee shall not unreasonably withhold its consent to any such alteration.

                (b) Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

                (c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon; provided, however, that such payment shall not be required with


                                                                            11


    respect to any such charge or assessment so long as (i) the validity or amount of such charge or assessment shall be contested by Mortgagor in good faith by proceedings that are, in Mortgagee's reasonable discretion, appropriate, (ii) Mortgagor shall have given to Mortgagee prior notice of such contest, (iii) Mortgagor shall have set aside on its books adequate reserves as required by GAAP with respect thereto and (iv) Mortgagee shall have determined, in its reasonable discretion, that (A) payment of the Indebtedness and performance of the Obligations, (B) the liens and security interests created hereby and (C) Mortgagee's rights and remedies hereunder will not be impaired or endangered thereby in any material respect.

                9. Condemnation/Eminent Domain. Promptly after obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. After an Event of Default shall have occurred and while such Event of Default is continuing, Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee does not participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

                10.  Restoration.  If Mortgagee elects (or, in accordance with
    Section 5(e) above, is obligated) to release funds to Mortgagor for restoration of any of the Real Estate, then such restoration shall be performed only in accordance with the following conditions:

          (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Mortgagee in its reasonable discretion;

          (ii) prior to making any advance of restoration funds, Mortgagee shall be satisfied that the remaining restoration funds are sufficient to complete the restoration;

          (iii) at the time of any disbursement of the restoration funds, (A) no Event of Default shall then exist and (B) if the amount of such disbursement is $1,000,000 or more, a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Mortgagee;

          (iv)  disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement
          (which costs shall include the cost of materials installed or delivered to the site and architectural, engineering and other similar professional fees incurred in connection with the
          restoration), upon receipt of a satisfactory architect's certificate


                                                                            12


          certifying as to the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Mortgagee;

          (v) the restoration funds shall bear no interest and may be commingled with Mortgagee's other funds;

          (vi) except to the extent otherwise provided in the Credit Agreement, any restoration funds remaining after Mortgagor has been reimbursed for the restoration costs it incurred which are reimbursable hereunder shall be retained by Mortgagee and may be applied by Mortgagee, in its sole discretion, to the Indebtedness in the inverse order of maturity.

            11. Leases. Except as permitted under Sections 7.3(n), 7.6 (Limitation of Sale of Assets) and 7.7 (Limitation on Leases) of the Credit Agreement, Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property.

            12. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

            13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor after an Event of Default shall have occurred and be continuing, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

            14. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") hereunder:

            (a) if any of the Mortgaged Property (other than any Mortgaged Property which is described in Section 7.6(a) of the Credit Agreement) is materially damaged or destroyed by an uninsured casualty and Mortgagor does not promptly provide funds for the restoration of the damage caused by such casualty; or

            (b) if, except as permitted under Section 7.3 (Limitation on Liens) of the Credit Agreement, except for the Liens of the Security Agreements and except for the lien of this Mortgage and the Permitted


                                                                            13


      Exceptions, Mortgagor shall further mortgage, pledge or otherwise encumber the Mortgaged Property or any part thereof or any interest therein or create or suffer to exist any lien, charge or other encumbrance on the Mortgaged Property or any part thereof, whether superior or subordinate to the lien of this Mortgage, whether recourse or non-recourse; or

            (c) if, except as permitted under Section 7.6 (Limitation on Sale of Assets) of the Credit Agreement, Mortgagor shall sell, transfer, convey or assign the Mortgaged Property or any part thereof or any interest therein (by operation of law or otherwise); or

            (d) an "Event of Default", as defined in the Credit Agreement, shall occur under the Credit Agreement.

            15. Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (a) if such event is an "Event of Default" specified in clause (i) or (ii) of
    Section 8(f) of the Credit Agreement with respect to Mortgagor, automatically the Indebtedness and all other amounts payable with respect to the Loans, and payable under the Credit Agreement, this Mortgage and the other Security Documents immediately shall become due and payable, and
    (b) if such event is any other Event of Default, by notice to Mortgagor, Mortgagee may declare the Indebtedness (together with accrued interest thereon) and all other amounts payable with respect to the Loans, and payable under the Credit Agreement, this Mortgage and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

      (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action with respect to the Loans under the Credit Agreement, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

      (ii) Mortgagee may, to the extent permitted by applicable law, personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into


                                                                            14


      and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation,
      (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and
      (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

            (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled, to the extent permitted by applicable law, to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

            (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

            (d) To the extent applicable laws limit (i) the availability of the exercise of any of the remedies set forth herein, including without limitation the remedies involving a power of sale on the part of Mortgagee and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to the enforceability of such remedies, waivers or indemnities at the time of the execution and delivery of this Mortgage.

            16. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage and any documents evidencing the Loans or any expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.


                                                                            15


            17. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right, to the extent permitted by applicable law, to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

            18. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

            (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

            (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

            (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.


                                                                            16


            19. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

            (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

            (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any


                                                                            17


    personal property encumbered by this Mortgage as real property, as set forth above.

            (d) With respect to the items of Mortgaged Property which are also encumbered by the Company Security Agreement (other than those items which are exclusively real property interests), to the extent that the provisions under this Section conflict with the provisions of the Company Security Agreement, the provisions of the Company Security Agreement shall prevail.

            20. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute, to the extent permitted by applicable law, and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

            21. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 30 days after request by Mortgagee, Mortgagor shall furnish Mortgagee reasonably satisfactory evidence of compliance with this Section, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

            22. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its


                                                                            18


    security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

            23. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

            24. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the terms of the Credit Agreement.

            25. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

            26. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents to the contrary, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

            27. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and


                                                                            19


    assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Notwithstanding anything contained herein or in Indiana Code 32-8-16-1.5 to the contrary, no waiver made by Mortgagor in this Section 28 or anywhere else in this Mortgage or in any of the other terms and provisions of the Loan Documents or Security Documents shall constitute the consideration for or be deemed to be a waiver or release by Mortgagee or any judgment holder of the Indebtedness or Obligations hereby secured of the right to seek a deficiency judgment against the Mortgagor or any other person or entity who may be personally liable for the Indebtedness or Obligations hereby secured, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Mortgagee and its successors and assigns.

            28. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, to the extent permitted by applicable law, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

            29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the


                                                                            20


    Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located.
    Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

            30. Expenses; Indemnification. (a) Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, non-disturbance agreement or similar document in connection with this Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title


                                                                            21


    rundown charges, brokerage commissions, finders' fees, placement fees, court costs, reasonable fees and disbursements of surveyors, photographers, appraisers, architects, engineers, consulting professionals, accountants and attorneys. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Mortgagor shall pay such statements promptly upon receipt.

            (b) If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Indebtedness), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of Mortgagor or any other Loan Party), or in which Mortgagee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's lending to Mortgagor or acceptance of a guaranty from a guarantor of the Indebtedness or of any of the Obligations or any of the transactions contemplated by this Mortgage, then Mortgagor will immediately reimburse or pay to Mortgagee all of the expenses which have been or may be incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Indebtedness, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

            (c) Mortgagor shall indemnify and hold harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor, provided that Mortgagor shall have no obligation hereunder to Mortgagee or Mortgagee's affiliates or any of their respective directors, officers, agents and employees with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of Mortgagee or Mortgagee's affiliates or any of their respective directors, officers, agents and employees. This indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

            31. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants,


                                                                            22


    any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

            32. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

            33. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State of Indiana, except that Mortgagor expressly acknowledges that by its terms the Credit Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

            34. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder (unless the nonassertion thereof, as an affirmative defense, shall operate as a waiver thereof) and all rights to have any such suit consolidated with any separate suit, action or proceeding.

            35. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any subsequent agent for the Lenders," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged
    Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the


                                                                            23


    singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

            36. Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.

            37. Release Upon Payment. Notwithstanding anything to the contrary contained herein, if the Indebtedness and all other amounts secured hereby, and any extensions, modifications or renewals thereof, shall be well and truly paid according to its and their tenor, the Revolving Credit Commitments shall have terminated and there shall be no Letters of Credit outstanding, then this Mortgage shall become null and void and shall be released in recordable form at the cost of the Mortgagor or the then owner of the Mortgaged Property; otherwise this Mortgage shall remain in full force and effect.

            38. Release. Upon a sale or transfer of any Mortgaged Property which, pursuant to the terms of the Credit Agreement, Mortgagor is permitted to sell or otherwise transfer free of the lien of the Security Documents, Mortgagee shall release such Mortgaged Property from the lien of this Mortgage. In connection with any such sale or transfer, the Mortgagee shall execute and deliver to Mortgagor, or to such person or persons as Mortgagor shall reasonably designate, at the expense of Mortgagor, a partial or total release, as applicable, and such other documents as Mortgagor may reasonably request to evidence the release of this Mortgage with respect to such Mortgaged Property.


                                                                            24


            This Mortgage has been duly executed by Mortgagor on the date first above written.

              ESSEX GROUP, INC.


              By:________________________
                 Name:   David A. Owen
                 Title:  Executive Vice President








            This Instrument was prepared by Emily R. Steinman.


    STATE OF NEW YORK   )
                  ) ss:
    COUNTY OF NEW YORK  )


            Before me, a Notary Public in and for said County and State,

    personally appeared ________________, the ________ President of ESSEX

    GROUP, INC., a corporation organized and existing under the laws of the

    State of Michigan, and acknowledged the execution of the foregoing instrument as such officer acting for and on behalf of said corporation,

    and who, having been duly sworn, stated that any representations therein contained are true and correct.

            Witness my hand and Notarial seal this __ day of April, 1995.



              _________________________________
                       (signature)


    [Notarial Seal]


                                    Schedule A

                           Description of the Premises

                    [Attach Legal Description of all parcels]




                                                                     Exhibit J





                                                                     [Indiana]
                                    [FORM OF]

                                     MORTGAGE


                                       from


                           ESSEX GROUP, INC., Mortgagor


                                        to


           THE CHASE MANHATTAN BANK, as Administrative Agent, Mortgagee


                           DATED AS OF OCTOBER 31, 1996



                       This Instrument was prepared by and
                        after recording, please return to:

                            Simpson Thacher & Bartlett
                           a partnership which includes
                            professional corporations
                               425 Lexington Avenue
                            New York, New York  10017

                          ATTN:  Emily R. Steinman, Esq.



                                                                     EXHIBIT K



                          FORM OF COMPLIANCE CERTIFICATE

                                         [For the Fiscal Quarter ending _____]
                                            [For the Fiscal Year ending _____]


      Pursuant to Section 6.2(b) of the Credit Agreement, dated as of October 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined), among Essex Group, Inc., a Michigan corporation (the "Company"), BCP/Essex Holdings Inc. ("Holdings"), the financial institutions from time to time parties thereto (the "Lenders"), and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the undersigned, duly elected, qualified and acting Responsible Officers of the Company and Holdings, respectively, hereby certify that:

      (a) To the best of such Responsible Officer's knowledge, the Company and each other Loan Party has, during the period or periods referred to above, observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: ____________________.

      (b) The financial statements referred to in Section 6.1(a) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or such Responsible Officer, as the case may be, and disclosed therein).]

      The financial statements referred to in Section 6.1(b) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and fairly present the financial condition and results of operations of Holdings or the Company, as the case may be (subject to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or such Responsible Officer, as the case may be, and disclosed therein).]

      (c) The covenants as listed and calculated below are based on the Company's [unaudited] [audited] balance sheets and statements of operations, shareholders' equity and cash flows for the fiscal [quarter] [year] ended ________ __, 199_, a copy of which is attached hereto.

      1.    Current Ratio (Section 7.1(a))

            The ratio of

            (i)     Consolidated Current Assets         $ __________
              of Holdings and its consolidated


                                                                             3


              Subsidiaries

            to

            (ii)    Consolidated Current Liabilities    $ __________
              of Holdings and its consolidated
              Subsidiaries

            Ratio: (must be greater 2.0 to 1.0)   ____________


      2.    Consolidated Net Worth (Section 7.1(b))

            without duplication:

        (i) 50% of Consolidated                   $ __________
              Net Income of Holdings and its consolidated
              Subsidiaries for each fiscal quarter
              of Holdings (beginning with the fiscal
              quarter ending Mar. 31, 1995) for which
              Consolidated Net Income is positive

       (ii) 100% of Net Cash Proceeds of Holdings $________
              Common Equity Offering consummated
              after the Effective Date

      (iii) 100% of any capital contribution made $_______ to Holdings or the Company after the Effective Date by any holder of its Capital
              Stock

       (iv) Sum of (i), (ii) and (iii) and  $ _________
              $80,000,000

        (v) Consolidated Net Worth of Holdings    $ _________
              and its consolidated subsidiaries
              (must be equal to or greater than
              (iv) above)

       (vi) Clauses (ii) and (iii) shall be $ __________ reduced to the extent
              (a) such proceeds or contributions are applied to repurchase of equity in accordance with the Credit
              Agreement and (b) Consolidated Net Worth would be reduced as a result of repurchase

      3.    Interest Coverage (Section 7.1(c))

            The ratio of

            (i)     Consolidated EBITDA of Holdings     $ __________
              and its consolidated Subsidiaries
              for the relevant Interest Coverage
              Test Period

            to

            (ii)    Consolidated Net Cash Interest Expense    $______
              of Holdings and its consolidated
              Subsidiaries for such Interest Coverage
              Test Period

            Ratio: (must be greater 2.0 to 1.0)   ____________

      4.    Leverage Ratio (Section 7.1(d))

            The ratio of

            (i)     Total Debt of Holdings and its      $ __________
              consolidated Subsidiaries (as of
              last day of any period of four
              consecutive fiscal quarters
              of Holdings)

            to

            (ii)    Consolidated EBITDA of Holdings and its   $______
              consolidated Subsidiaries for such period

            Ratio: (after the Effective Date and prior to     $_______
            March 31, 1995 and prior to March 31, 1998, must be less 5.00 to 1.0; on or after March
            31, 1998 and prior to March 31, 1999, must be less than 4.50 to 1.0; March 31, 1999 and prior to March 31, 2000, must be less than 4.25 to 1.00; and March 31, 2000 and thereafter, must be less than 4.0 to 1.0)

      5.    Senior Secured Leverage Ratio (Section 7.1(e))

            The ratio of

            (i)     Total Senior Secured Debt of Company  $ _______
              and its Subsidiaries (as of the last
              day of any period of four consecutive
              fiscal quarters of Holdings)

            to

            (ii)    Consolidated EBITDA for such period  $ ________

            Ratio: (after the Effective Date and prior $_______ to March 31, 1998, must be less 3.00 to 1.0; On or after March 31, 1998 and prior to March 31, 1999, must be less than 2.75 to 1.0; On or after March 31, 1999 and prior to March 31, 2000, must be less
            2.50 to 1.0; March 31, 2000 and thereafter, must be less than 2.25 to 1.0)

      6.    Limitation on Indebtedness (Section 7.2)

            (i)  (A)      Aggregate amount of Non-Facility
                    L/C obligations               $ __________

                 (B)      Aggregate amount of L/C Obligations
                    (the sum of                   $ __________
              (A) and (B) may not exceed $25,000,000,
              at any time)

            (ii)    Indebtedness of the Company resulting $ _______
              from the delivery of a promissory note
              to support Indebtedness of the Company, in connection with the requirements of the Company's insurance carriers to recognize
              casualty insurance premiums (may not exceed $10,000,000 at any time)

         (iii) Senior Unsecured Term Loans of the $ __________ Company (may not exceed $60,000,000 at any time)

            (iv)    Interest Rate Protection Agreements  $ ________
              in respect of the Senior Notes
              (may not exceed $200,000,000 at any time)

            (v)     Additional unsecured indebtedness not $ _______
              otherwise   permitted by Section 7.2
              which is (a) unsecured, (b) incurred in connection with the acquisition of assets and secured only by such assets or (c) secured by assets acceptable to the Required Lenders (may not exceed
              $20,000,000 at any time)

            (vi)    Additional unsecured indebtedness not $________
              otherwise permitted by Section 7.2 (may
              not exceed $25,000,000 at any time)

            (vii)   Additional indebtedness of Essex    $_______
              International not otherwise permitted by
              Section 7.2 (may not exceed $15,000,000
              at any time)

      7.    Limitation on Liens (Section 7.3(g))

            (i)     Aggregate amount of Indebtedness secured $ ____
              by Liens incurred as described in Section 7.3(g)
              (may not exceed $25,000,000 at any time and 10% of Consolidated Net Worth of Holdings and its consolidated Subsidiaries)

      8.    Limitation on Guarantee Obligations (Section 7.4)

            (i)     Aggregate amount of guarantees by the $ _______
              Company or any of its Subsidiaries of the
              obligations of joint ventures in which the Company
              or any of its Subsidiaries is a party, as described
              in Section 7.4(c) (may not,   when added to Joint
              Venture Loans, exceed $25,000,000)

            (ii)    Aggregate amount of surety, indemnity, $ ______
              performance, release and appeal bonds and guarantees thereof issued by the Company or any of its Subsidiaries, as described in Section 7.4(d) (may not exceed $10,000,000 at any time)

      9.    Limitation on Sale of Assets (7.6)

            (i)     Aggregate amount of the sale or other $ _______
              disposition of obsolete, outdated or
              surplus assets as described in Section 7.6(a)
              (may not exceed $3,000,000 in fiscal year)

            (ii)    Aggregate amount of fair market value of $ ____
              all assets sold by the Company and its Subsidiaries as described in Section 7.6(f) during the fiscal [quarter] [year] of the Company ending _______, 19__ (may not exceed $20,000,000 in fiscal year or $30,000,000 during the term of the Credit Agreement)

      10.   Limitation on Leases (Section 7.7)

            (i)     Aggregate amount of lease payments  $ _________
              pursuant to leases listed
              on Schedule 7.7(a) (including replacements) and operating leases entered into in the ordinary course of business (may not exceed $20,000,000 in fiscal year)

            (ii)    Aggregate outstanding amount of     $ __________
              Capital Lease Obligations
              as described in Section 7.7(c) during the fiscal [quarter] [year] ending _______, 19__ (may not exceed the sum of $25,000,000 and an amount equal to 10% of Consolidated Net Worth of Holdings and its consolidated Subsidiaries at any time)

      11.   Limitation on Dividends (Section 7.8) $ __________

            (i)     Aggregate amount of dividends to    $ __________
              Holdings as described in Section 7.8(b) since the beginning of the 19__ fiscal year

            (ii)    Aggregate amount of Net Cash        $ __________
              Proceeds of sale of Holdings common stock to any officer or employee as described in Section 7.8(b) since the Effective Date

         (iii)      Aggregate amount distributed to     $ __________
              Holdings for repurchasing Holdings common stock as described in Section 7.8(b) during preceding fiscal year (ending _____________, 19__)

            (iv)    Sum of (a) $5,000,000 and (b) (ii)  $ __________
              minus (iii) (amount of (iv) may not exceed (i) in any fiscal year)

            (v)     Aggregate amount of cash dividends  $ __________
              paid on the Preferred Stock since
              the beginning of the 19__ fiscal year (may not exceed $5,000,000 in any fiscal year ending on or prior to December 31, 1998 and $10,000,000 in any fiscal year thereafter, provided that in no event shall such dividends, when added to Capital
              Expenditures made pursuant to Section 7.10(g), exceed the EBITDA Basket Amount for such fiscal year)

      12.   Limitation on Capital Expenditures, Investments, Loans and
            Advances
            (Section 7.10)

            (i)     Aggregate amount of loans and advances    $______
              of the Company and its Subsidiaries as described in
              Section 7.10(c) (may not exceed $1,000,000)

            (ii)    Aggregate amount outstanding of Loans     $ _____
              by the Company to any Joint Venture as described in
              Section 7.10(e) (may not exceed $18,000,000 at any time)

          (iii)     Aggregate amount the sum of (i)     $ __________
              outstanding of Loans by the
              Company to any Joint Venture as described in Section 7.10(e)(i) and (ii) the aggregate amount of guarantees described in Section 7.10(e)(ii) (may not exceed $25,000,000 at any time)

         (iii)      (A) (1)     Aggregate amount of Capital $ _______
                          Expenditures of the Company
                          and its Subsidiaries
                          since the beginning of the 19__
                          fiscal year

                   (2)    Basket Expenditure Amount for $ _____
                          19__ fiscal year (as set forth
                          in Section 7.10(g)

                   (3)    Unused Basket Expenditure $ _________
                          Amounts carried over from each
                          preceding fiscal year (including
                          $19,800,000 for fiscal year 1995)

                   (4)    Amount of A(1) may not exceed $ _____
                          the sum of A(2) and A(3)
                          (provided that, unless A(1) is less than $30,000,000, the sum of A(1) and the amount of cash dividends on the Preferred Stock made during the current fiscal year shall not exceed the EBITDA Basket Amount)

              (B)   Investment Expenditures since the $ ______
                    Effective Date    (may not exceed Maximum
                    Investment Amount then
                    in effect)

              (C) (1) Capital Expenditures and    $ __________
                    Investment Expenditures
                    (excluding up to $5,000,000 of Investment
                    Expenditures constituting capital contributions to any Joint Venture which (a) constitute capital contributions or other investments in any Person that is not a Subsidiary Guarantor or (b) are made to acquire assets which do not constitute Collateral since the beginning of the 19__ fiscal year (may not exceed $20,000,000 in any fiscal year and $30,000,000 during the term of the Credit Agreement)

                   (2)    Investment Expenditures $ __________
                          constituting capital
                          contributions to any Joint Venture made
                          since the Effective Date and excluded
                          pursuant to (C)(1)

            (iv)    (A)   Capital Expenditures and            $ __________
                    Investment Expenditures
                    of Company and Subsidiaries as described in 7.10(h)(x) made with proceeds from Holdings
                    Common Equity Offering since the Effective Date
                    (may not exceed $100,000,000)

              (B)   Capital Expenditures and            $ __________
                    Investment Expenditures
                    of Company and Subsidiaries as described in 7.10(h)(y) made with proceeds from Holdings Common Equity Offering since the Effective Date which (a) constitute capital contributions or other investments in any Person that is not a Subsidiary Guarantor or (b) are made to acquire assets which do not constitute Collateral since Effective Date (may not exceed $50,000,000)


    IN WITNESS WHEREOF, we have hereto set our names.


    Dated:

              By:___________________________
              Name:
              Title: [Responsible Officer
                      of the Company]



              By:___________________________
              Name:
              Title: [Responsible Officer
                     of the Holdings]


                                                                     EXHIBIT L



                         [FORM OF CONFIDENTIALITY LETTER]

                                [BANK LETTERHEAD]

                                                                        [Date]

    Essex Group, Inc.
    1601 Wall Street
    Fort Wayne, IN  46801

    The Chase Manhattan Bank,
      as Administrative Agent
    270 Park Avenue
    New York, New York  10017

    [Name and address of Lender
      selling a participation or making
      an assignment under the Credit
      Agreement referred to below]

    Dear Sirs:

      We understand that The Chase Manhattan Bank ("Chase") is acting as Administrative Agent under the Credit Agreement dated as of October 31, 1996 (the "Credit Agreement"; terms used herein and not otherwise defined herein are used as defined therein) among Essex Group, Inc. (the "Company"), the lenders named therein (the "Lenders") and Chase, as Administrative Agent. In connection with our evaluation of a proposed purchase of a participation in or acceptance of an assignment of, a portion of the Loans, the Letters of Credit and the Revolving Credit Commitments, Chase and/or a Lender have furnished, and will furnish, us with a copy of the Credit Agreement and Confidential Information. We understand that prior to receiving a copy of the Credit Agreement and Confidential Information, we are required under Section 11.6(g) of the Credit Agreement to execute and deliver this letter.

      We agree to keep confidential (and to cause our officers, directors, employees, agents, attorneys, accountants and professional advisors to keep confidential) to the extent provided in Section 11.16 of the Credit Agreement all Confidential Information. In the event we do not participate or accept an assignment under the Credit Agreement, at Chase's, such Lender's or the Company's request, we agree to return (and to cause such other person to return) to Chase, such Lender or the Company, as the case may be, all written Confidential Information and all copies thereof, extracts therefrom and analyses and other materials based thereon, except that we shall be permitted to disclose details of the Confidential Information (i) to the extent contemplated in Section 11.16 and (ii) to the extent Chase and the Company shall have consented to such disclosure in writing.

      We further agree that we will use the Confidential Information only in connection with our evaluation of becoming a possible participant or assignee under the Credit Agreement.

      The undertakings contained herein are for the benefit of each of you.


                                                                             2



      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                          [Name of Institution]

                          By:  _______________________
                               Name:
                               Title: